Exhibit 99.4

VRDP SHARES PURCHASE AGREEMENT
dated as of
March 15, 2019
between
The Bank of New York Mellon,
as Tender and Paying Agent
and
BANK OF AMERICA, N.A.,
as Liquidity Provider
BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC.
Series W-7
Variable Rate Demand Preferred Shares ("VRDP Shares")

VRDP SHARES
PURCHASE AGREEMENT
VRDP SHARES PURCHASE AGREEMENT, dated as of March 15, 2019, between THE BANK OF NEW YORK MELLON, a New York banking corporation, including its successors and assigns, as tender and paying agent (the "Tender and Paying Agent") and BANK OF AMERICA, N.A., a national banking association, including its successors and assigns, as liquidity provider (the "Liquidity Provider").
WHEREAS, BlackRock Muni New York Intermediate Duration Fund, Inc., a closed-end investment company organized as a Maryland corporation (the "Fund"), has issued to Holders (as defined below) Series W-7 Variable Rate Demand Preferred Shares, as set forth on Schedule I hereto, which are subject to this Agreement (the "VRDP Shares");
WHEREAS, the Fund wishes to replace the current liquidity provider of the VRDP Shares with the Liquidity Provider and maintain the liquidity of the VRDP Shares by providing for the right of Holders (as defined below) and Beneficial Owners (as defined below) to tender VRDP Shares pursuant to the Articles Supplementary (as defined below) and for the obligation of the Liquidity Provider to purchase VRDP Shares pursuant to the Purchase Obligation (as defined below);
WHEREAS, pursuant to the terms of the Tender and Paying Agent Agreement (as defined below), the Fund has retained the Tender and Paying Agent to perform certain duties with respect to the VRDP Shares, including entering into and performing its duties under this Agreement (as defined below);
WHEREAS, the Articles Supplementary provides that the Fund for the benefit of the Holders or Beneficial Owners of VRDP Shares, as the case may be, shall (i) maintain an agreement providing a Purchase Obligation on an ongoing basis to the extent that the Fund can do so on a commercially reasonable basis, and (ii) cause Holders and Beneficial Owners to receive advance notice of any termination of the Purchase Obligation;
WHEREAS, the Fund has previously designated a Special Rate Period for the VRDP Shares pursuant to, and in accordance with, the Articles Supplementary (the "Current Special Rate Period").  The Current Special Rate Period will terminate on April 15, 2020 or such later date to which it may be extended in accordance with the terms set forth thereunder pursuant to the Amended and Restated Notice of Special Rate Period attached to the Articles Supplementary as Appendix A (the "Current Notice of Special Rate Period"); and
NOW, THEREFORE, in consideration of the respective agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.   Definitions.
The following terms, as used herein, have the following meanings:
 "1940 Act" means the Investment Company Act of 1940, as amended.
 "Agent Member" means a Person with an account at the Securities Depository that holds one or more VRDP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent and the Tender and Paying Agent with respect to such Beneficial Owner.
 "Agreement" means this VRDP Shares Purchase Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
 "Alternate VRDP Shares Purchase Agreement" means any agreement with a successor liquidity provider replacing this Agreement (or any replacement herefor) upon its termination in accordance with its terms and containing a Purchase Obligation substantially similar to the Purchase Obligation herein, as determined by the Fund.
 "Articles Supplementary" means the Articles Supplementary Establishing and Fixing the Rights and Preferences of the VRDP Shares, as amended from time to time in accordance with the provisions thereof.
 "Available Commitment" as of any day means, with respect to the VRDP Shares, the sum of the aggregate Liquidation Preference of the VRDP Shares then Outstanding plus all accumulated but unpaid dividends, whether or not earned or declared on such VRDP Shares.
 "Beneficial Owner" means a Person in whose name VRDP Shares are recorded as beneficial owner of such VRDP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person's subrogee, including the Liquidity Provider to the extent it is at any time such a beneficial owner of VRDP Shares (irrespective of any assignment or transfer by the Liquidity Provider of its voting rights).
 "Board" means the Board of Directors of the Fund or any duly authorized committee thereof.
 "Business Day" means a day other than a day (a) on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close or (b) on which the New York Stock Exchange is closed.
 "Charter" means the Articles of Incorporation of the Fund, and all amendments thereto, as filed with the State Department of Assessments and Taxation of the State of Maryland.
 "Code" means the Internal Revenue Code of 1986, as amended.
 "Conditional Acceptance" means a conditional acceptance by the Liquidity Provider of an extension of the Scheduled Termination Date.
 "Current Notice of Special Rate Period" has the meaning set forth on page 4 of this Agreement.
 "Current Special Rate Period"  has the meaning set forth on page 4 of this Agreement.
 "Deposit Securities" means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:
(1) cash or any cash equivalent;
(2) any U.S. Government Security;
(3) any Municipal Obligation that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Obligations with substantially similar terms as of the date of the Articles Supplementary (or such rating's future equivalent), including (A) any such Municipal Obligation that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Obligation that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;
(4) any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Obligations or U.S. Government Securities or any combination thereof; or
(5) any letter of credit from a bank or other financial institution that has a credit rating from at least one (1) NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of similar banks or other financial institutions as of the date of the Articles Supplementary (or such rating's future equivalent).
 "Dividend Payment Date" except as otherwise provided in the Articles Supplementary, means the date that is the first (1st) Business Day of each calendar month.
 "Effective Date" means March 15, 2019, which shall be the effective date of this Agreement.
 "Effective Leverage Ratio" has the meaning set forth in the Fee Agreement.
 "Effective Leverage Ratio Cure Period" has the meaning set forth in the Fee Agreement.
 "Electronic Means" means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between any two (2) parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in the Tender and Paying Agent Agreement or as specified in the related notice.
 "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.
 "Extraordinary Corporate Event" means as to the Liquidity Provider, (i) the consolidation, amalgamation with, or merger with or into or the transfer of all or substantially all of the Liquidity Provider's assets to another entity, or (ii) the dissolution, for any reason, of the Liquidity Provider other than in connection with the consolidation, amalgamation with, or merger with or into another entity or the transfer of all or substantially all of the Liquidity Provider's assets; provided, however, that with respect to (i) above, an Extraordinary Corporate Event does not include any of the listed occurrences where (x) the surviving entity, or transferee of all or substantially all of the Liquidity Provider's assets, (a) assumes all of the obligations of the Liquidity Provider under the terms of this Agreement and (b) has (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act and (y) the Liquidity Provider has provided notice in writing to the Fund confirming the information described in (x) at least ten (10) days prior to the scheduled date of the applicable listed occurrence in (i) above.
 "Failed Remarketing Condition" means a Failed Remarketing Condition—Purchased VRDP Shares or a Failed Remarketing Condition—Unpurchased VRDP Shares.
 "Failed Remarketing Condition—Purchased VRDP Shares" means that the Liquidity Provider acquires and continues to be the beneficial owner for federal income tax purposes of any VRDP Shares in connection with purchases made pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) on any Purchase Date including VRDP Shares that the Liquidity Provider continues to be the beneficial owner of for federal income tax purposes after the expiration or termination of this Agreement.
 "Failed Remarketing Condition—Purchased VRDP Shares Redemption" means redemption by the Fund, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, the date fixed by the Board for redemption, of VRDP Shares that the Liquidity Provider shall have acquired pursuant to the Purchase Obligation and continued to be the beneficial owner of for federal income tax purposes for a continuous period of six (6) months during which such VRDP Shares are tendered for Remarketing on each Business Day in accordance with the Related Documents but cannot be successfully remarketed (i.e., a Failed Remarketing Condition—Purchased VRDP Shares shall have occurred and be continuing for such period of time with respect to such VRDP Shares), determined by the Fund on a first-in, first-out basis, in accordance with and subject to the provisions of the Fee Agreement and the Articles Supplementary.
 "Failed Remarketing Condition—Unpurchased VRDP Shares" means that a Beneficial Owner (other than the Liquidity Provider or its affiliates) continues to hold VRDP Shares, that were subject to a Tender in accordance with this Agreement, after any Purchase Date as a result of the failure by the Liquidity Provider for any reason to purchase such VRDP Shares pursuant to the Purchase Obligation (whether as a result of an unsuccessful Remarketing or a Mandatory Purchase) ("Unpurchased VRDP Shares"), until such time as all Outstanding Unpurchased VRDP Shares are (i) successfully remarketed pursuant to a Remarketing, (ii) purchased by the Liquidity Provider pursuant to the Purchase Obligation, or (iii) if not successfully remarketed pursuant to a Remarketing or purchased by the Liquidity Provider pursuant to the Purchase Obligation, the subject of a validly tendered Notice of Revocation (or any combination of the foregoing); and any Unpurchased VRDP Shares shall be deemed tendered for Remarketing until the earliest to occur of the foregoing events (i), (ii) or (iii) with respect to such Unpurchased VRDP Shares.
  "Fee Agreement" means the VRDP Shares Fee Agreement, dated as of March 15, 2019, between the Fund and the Liquidity Provider, as amended, modified or supplemented from time to time, or any similar agreement with a successor liquidity provider.
 "Final Notice of Purchase" means, in connection with an Optional Tender or a Mandatory Tender, a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members, in the case of an Optional Tender, or Holders, in the case of a Mandatory Tender, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Purchase Date indicating the number of VRDP Shares to be purchased on such date pursuant to the Purchase Obligation, or, in connection with a Mandatory Purchase, the Mandatory Purchase Notice delivered by the Fund or the Tender and Paying Agent on behalf of the Fund.
 "Fitch" means Fitch Ratings, a part of the Fitch Group, which is a majority-owned subsidiary of Fimalac, S.A., and its successors.
 "Fund" has the meaning set forth in the recitals to this Agreement.
 "Fund Insolvency Event" means that the Fund becomes a debtor under Title 11 of the United States Bankruptcy Code or becomes subject to insolvency or liquidation proceedings under any United States federal or state, or any other law.
 "Global VRDP Shares" means the VRDP Shares issued in book-entry form, deposited with the Tender and Paying Agent on behalf of the Securities Depository and registered in the name of a nominee of the Securities Depository.
 "Holder" means a Person in whose name a VRDP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.
 The word "including" means "including without limitation."
 "Investment Adviser" means BlackRock Advisors, LLC, or any successor company or entity.
 "Liquidation Preference" with respect to a given number of VRDP Shares, means $100,000 times that number.
 "Liquidity Provider" has the meaning set forth in the preamble to this Agreement.
 "Liquidity Provider Ratings Event" means the Liquidity Provider shall fail to maintain at any time (i) short-term debt ratings in one of the two highest rating categories from the Requisite NRSROs or (ii) such other short-term debt ratings, if any, as may be required for the VRDP Shares to satisfy the eligibility criteria under Rule 2a-7 under the 1940 Act.
 "Liquidity Provider Ratings Event Termination Date" means the date established by the Tender and Paying Agent, acting upon instructions of the Fund pursuant to the Tender and Paying Agent Agreement, for termination of this Agreement upon the occurrence of a Liquidity Provider Ratings Event, which date shall be not less than sixteen (16) days nor more than thirty (30) days following the date on which such Liquidity Provider Ratings Event first occurs.
 "Losses" has the meaning set forth in Section 2.02(o).
 "Mandatory Purchase" means the mandatory purchase of Outstanding VRDP Shares by the Liquidity Provider pursuant to this Agreement in connection with a Mandatory Purchase Event.
 "Mandatory Purchase Date" means the Purchase Date for a Mandatory Purchase determined in accordance with the Articles Supplementary and this Agreement.
 "Mandatory Purchase Event" means, (i) in connection with the termination of this Agreement due to its expiration as of a Scheduled Termination Date, by the fifteenth (15th) day prior to any such Scheduled Termination Date, (a) the Liquidity Provider shall not have agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 180 days from the Scheduled Termination Date of this Agreement then in effect, and (b) the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Scheduled Termination Date of this Agreement, or (ii) in connection with the termination of this Agreement due to a Liquidity Provider Ratings Event or Related Party Termination Event, by the fifteenth (15th) day prior to the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund shall not have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of this Agreement.  The Mandatory Purchase Event shall be deemed to occur on such fifteenth (15th) day prior to any Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be.
 "Mandatory Purchase Notice" means, in connection with the Mandatory Purchase of VRDP Shares, a notice substantially in the form attached to this Agreement as Exhibit B, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with this Agreement and specifying a Mandatory Purchase Date.
 "Mandatory Tender," with respect to a Mandatory Tender Event, means the mandatory tender of all VRDP Shares by Holders for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided, that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider at the Purchase Price pursuant to Section 2 of Part II of the Articles Supplementary and this Agreement.
 "Mandatory Tender Event" means (a) each failure by the Fund to make a scheduled payment of dividends on a Dividend Payment Date; (b) the occurrence of a Liquidity Provider Ratings Event (which shall constitute a single Mandatory Tender Event upon the occurrence of such Liquidity Provider Ratings Event, whether or not continuing and whether or not such Liquidity Provider Ratings Event also results in a Mandatory Purchase Event; provided that, following restoration of the short-term debt ratings to the requisite level, a subsequent Liquidity Provider Ratings Event shall constitute a new Mandatory Tender Event); (c) in the event of a failure by the Fund to pay the Liquidity Provider the applicable fee when due under the terms of the Fee Agreement if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund that such failure to pay such fee constitutes a Mandatory Tender Event; (d) the eighth (8th) day prior to the scheduled date of the occurrence of an Extraordinary Corporate Event; (e) the Fund shall have obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement by the fifteenth (15th) day prior to the Scheduled Termination Date, Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of this Agreement being replaced; (f) the Fund shall have provided a Notice of Proposed Special Rate Period in accordance with the Articles Supplementary; or (g) in the event of a breach by the Fund of its Effective Leverage Ratio covenant with the Liquidity Provider set forth in the Fee Agreement and the failure to cure such breach within sixty (60) days from the date of such breach (which 60-day period would include the Effective Leverage Ratio Cure Period), if the Liquidity Provider (in its sole discretion) thereafter provides written notice to the Fund and the Tender and Paying Agent that the failure to timely cure such breach constitutes a Mandatory Tender Event (subject to the Fund curing such breach prior to the delivery date of such notice from the Liquidity Provider).
 "Mandatory Tender Notice" means, in connection with the Mandatory Tender of VRDP Shares, a notice, substantially in the form attached to the VRDP Shares Remarketing Agreement as Annex II, delivered by the Fund or the Tender and Paying Agent on behalf of the Fund to the Holders and the Liquidity Provider in accordance with this Agreement and specifying a Mandatory Tender Event and Purchase Date.
 "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and its successors.
 "Municipal Obligations" means Municipal Bonds as described in Schedule II herein.
 "Notice of Purchase" means, as the context requires, a Preliminary Notice of Purchase or a Final Notice of Purchase, in each case, substantially in the form of Exhibit A hereto.
 "Notice of Redemption" means any notice with respect to the redemption of VRDP Shares pursuant to the Articles Supplementary.
 "Notice of Revocation" means, in connection with the revocation by a Beneficial Owner or its Agent Member of its Notice of Tender, a notice, substantially in the form attached to this Agreement as Exhibit D and the Tender and Paying Agent Agreement as Exhibit C, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to revoke the tender of some or all of the VRDP Shares for sale on a Purchase Date pursuant to Section 1 of Part II of the Articles Supplementary.
 "Notice of Tender" means, in connection with an Optional Tender, a notice, substantially in the form attached to this Agreement as Exhibit C and the Tender and Paying Agent Agreement as Exhibit A, delivered by a Beneficial Owner or its Agent Member to the Tender and Paying Agent indicating an intention to tender VRDP Shares for sale on a Purchase Date pursuant to Part II of the Articles Supplementary.
 "NRSRO" means a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act, that is not an "affiliated person" (as defined in Section 2(a)(3) of the 1940 Act) of the Fund or the Liquidity Provider, including, at the date hereof, Moody's and Fitch.
 "Optional Tender" means any tender of VRDP Shares by a Beneficial Owner or its Agent Member to the Tender and Paying Agent, other than a Mandatory Tender, for Remarketing or, in the event (i) no Remarketing occurs on or before the Purchase Date, or (ii) pursuant to an attempted Remarketing, VRDP Shares remain unsold and the Remarketing Agent does not purchase for its own account the unsold VRDP Shares tendered to the Tender and Paying Agent for Remarketing (provided that the Remarketing Agent may seek to sell such VRDP Shares in a subsequent Remarketing prior to the Purchase Date), for purchase by the Liquidity Provider pursuant to Section 2 of Part II of the Articles Supplementary and this Agreement.
 "Outstanding" means, as of any date with respect to the VRDP Shares, the number of VRDP Shares theretofore issued by the Fund except, without duplication, (i) any VRDP Shares theretofore cancelled or delivered to the Tender and Paying Agent for cancellation or redemption by the Fund, (ii) any VRDP Shares with respect to which the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such VRDP Shares, pursuant to Section 10 of Part I of the Articles Supplementary, (iii) any VRDP Shares as to which the Fund shall be a Beneficial Owner, and (iv) any VRDP Shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund; provided, however, with respect to clause (ii), any such VRDP Shares will be deemed to be Outstanding for purposes of this Agreement until redeemed by the Fund.
 "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
 "Preliminary Notice of Purchase" means a Notice of Purchase delivered by the Tender and Paying Agent to the Liquidity Provider (or directly to the Liquidity Provider by Beneficial Owners or their Agent Members if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations) on the Business Day immediately preceding a Purchase Date indicating the number of VRDP Shares to be purchased on the Purchase Date pursuant to the Purchase Obligation.
 "Purchase Date," with respect to any purchase of VRDP Shares, means (i) in connection with an Optional Tender, the date specified in a Notice of Tender, which date shall be no earlier than the seventh (7th) day (or, if such day is not a Business Day, the next succeeding Business Day) following delivery to the Tender and Paying Agent of the Notice of Tender, (ii) in connection with a Mandatory Tender, the date specified in the Mandatory Tender Notice (or, if such day is not a Business Day, the next succeeding Business Day), subject to the immediately succeeding sentence below, or (iii) in connection with a Mandatory Purchase, the Mandatory Purchase Date specified in the Mandatory Purchase Notice (or, if such day is not a Business Day, the next succeeding Business Day).  The Purchase Date in respect of a Mandatory Tender Event shall be not later than seven (7) days following the date a Mandatory Tender Notice is sent to Holders by Electronic Means; provided, that:  (A) the Purchase Date in connection with the failure of the Fund to pay the applicable fee to the Liquidity Provider may not be later than the last Business Day of the month such payment was due; (B) the Purchase Date in connection with the occurrence of an Extraordinary Corporate Event may not be later than the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event (and, if no earlier Purchase Date is specified in a Mandatory Tender Notice with respect to such Extraordinary Corporate Event, the Business Day immediately preceding the occurrence of the Extraordinary Corporate Event shall be deemed to be the Purchase Date irrespective of the failure to have given or sent a Mandatory Tender Notice); (C) the Purchase Date in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement may not be later than the Business Day immediately preceding the termination of this Agreement and the effective date of such Alternate VRDP Shares Purchase Agreement (which may not be later than the termination date of this Agreement); and (D) the Purchase Date in connection with a Notice of Proposed Special Rate Period may not be later than the first (1st) day of such proposed Special Rate Period.
 "Purchase Obligation" means the unconditional and irrevocable obligation of the Liquidity Provider during the term and pursuant to the terms of this Agreement to purchase Outstanding VRDP Shares on any Purchase Date at the Purchase Price from Beneficial Owners, in the case of any Optional Tender, and Holders, in the case of any Mandatory Tender or any Mandatory Purchase, in each case following delivery of a Final Notice of Purchase with respect to such VRDP Shares.
 "Purchase Price" means an amount equal to the Liquidation Preference of any VRDP Shares to be purchased on a Purchase Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to but excluding, the relevant Purchase Date.
 "Purchased VRDP Shares" means all VRDP Shares purchased by the Liquidity Provider pursuant to Article II of this Agreement, so long as the Liquidity Provider continues to be the beneficial owner for federal income tax purposes of such VRDP Shares.
 "Related Documents" means this Agreement, the Charter, the Articles Supplementary, the VRDP Shares, the VRDP Shares Remarketing Agreement, the Fee Agreement and the Tender and Paying Agent Agreement.
 "Related Party" means a related party for purposes of Section 267(b) or Section 707(b) of the Code, as such provisions may be amended from time to time.
 "Related Party Termination Date" means the effective date of the termination of this Agreement in accordance with its terms following the occurrence of a Related Party Termination Event.
 "Related Party Termination Event" means the Liquidity Provider becoming a Related Party of the Fund other than through the acquisition of VRDP Shares pursuant to the terms of this Agreement.
 "Remarketing" means the remarketing of VRDP Shares by the Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to an Optional Tender or on behalf of the Holders thereof pursuant to a Mandatory Tender, as provided in the VRDP Shares Remarketing Agreement and the Articles Supplementary.
 "Remarketing Agent" means, with respect to the VRDP Shares, the Person or Persons designated with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), as Remarketing Agent for the VRDP Shares, initially as set forth in Schedule I hereto, and its or their permitted successors and assigns, which shall be deemed to include BofAML Securities, Inc.  The Liquidity Provider's execution of this Agreement shall constitute its consent to the designation of the Remarketing Agent set forth in Schedule I.
 "Remarketing Notice" has the meaning set forth in Section 2.02(h).
 "Requisite NRSROs" means (i) any two (2) NRSROs that have issued a rating with respect to a security or class of debt obligations of an issuer; or (ii) if only one (1) NRSRO has issued a rating with respect to such security or class of debt obligations of an issuer at the time a purchaser Acquires (as such term is defined from time to time in Rule 2a-7 under the 1940 Act) the security, that NRSRO.
 "Scheduled Termination Date" means April 15, 2020, or any succeeding date to which the term of this Agreement is extended pursuant to Section 2.03.
 "SEC" means the Securities and Exchange Commission.
 "Securities Depository" means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the VRDP Shares.
 "Special Optional Tender Provisions" has the meaning set forth in Section 2.02(e).
 "Special Rate Period" with respect to the VRDP Shares, has the meaning specified in paragraph (a) of Section 4 of Part I of the Articles Supplementary.
 "Tender" means either an Optional Tender or a Mandatory Tender, as applicable.
 "Tender and Paying Agent" means The Bank of New York Mellon or, with the prior written consent of the Liquidity Provider (which consent shall not be unreasonably withheld), any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund's tender agent, transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to VRDP Shares.
 "Tender and Paying Agent Agreement" means the amended and restated tender and paying agent agreement, dated as of March 15, 2019, by and between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor tender and paying agent.
 "Termination Event" means a termination of this Agreement (a) on a Scheduled Termination Date, as such date may be extended pursuant to the terms hereof, (b) following written notice provided by the Tender and Paying Agent pursuant to Section 7.06(b) hereof following the occurrence of a Liquidity Provider Ratings Event at any time during the term hereof or (c) on a Related Party Termination Date.
 "U.S. Government Securities" means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.
 "VRDP Shares" has the meaning set forth in the recitals to this Agreement.
 "VRDP Shares Remarketing Agreement" means the VRDP Shares remarketing agreement, dated as of March 15, 2019, by and between the Fund and the Remarketing Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor remarketing agent, which shall be deemed to include BofAML Securities, Inc.
 "written" or "in writing" means any form of written communication, including communication by means of telex, telecopier or electronic mail.
SECTION 1.02.   Incorporation of Certain Definitions by Reference.
Each capitalized term used herein and not otherwise defined herein shall have the meaning provided therefor (including by incorporation by reference) in the Articles Supplementary.  Any day not referred to herein as a Business Day shall mean a calendar day.
ARTICLE II
PURCHASE OBLIGATION
SECTION 2.01.   Commitment to Purchase VRDP Shares.
(a) The Liquidity Provider agrees, commencing on the Effective Date of this Agreement, to purchase at the Purchase Price any Outstanding VRDP Shares that are properly tendered in accordance with the Articles Supplementary and this Agreement, including, without limitation to any other provision of this Agreement, on the Purchase Date for a Mandatory Tender in connection with the Fund obtaining an Alternate VRDP Shares Purchase Agreement and the Purchase Date for a Mandatory Purchase Event.  The Liquidity Provider agrees that in no event shall amounts paid by it in respect of the Purchase Price be paid from funds or property of the Fund, including, without limitation, any funds derived from funds that the Fund may have on deposit with the Liquidity Provider.  The obligation of the Liquidity Provider to purchase VRDP Shares pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.10 and shall be unconditional and irrevocable in accordance with the provisions hereof, without regard to, without limitation, any failure of the representations, warranties, agreements or performance of the Tender and Paying Agent set forth herein or of the Fund set forth in the Fee Agreement or the termination of the obligations of the Remarketing Agent under Section 10 of the VRDP Shares Remarketing Agreement.
(b) The obligation of the Liquidity Provider hereunder to purchase VRDP Shares of any Holder or Beneficial Owner on any Purchase Date shall be unconditional upon delivery to the Liquidity Provider of a written Final Notice of Purchase from the Tender and Paying Agent by Electronic Means or, if there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations hereunder, from any Holder or Beneficial Owner, with respect to an election by one or more Beneficial Owners to submit such VRDP Shares for purchase by the Liquidity Provider (subject to Section 2.02(k)); provided that, in the case of a Mandatory Purchase, the Final Notice of Purchase shall automatically be deemed given upon the Mandatory Purchase Notice being delivered to the Liquidity Provider in accordance herewith.
(c) In the case of an Optional Tender or a Mandatory Tender, the Liquidity Provider shall be obligated to purchase only those VRDP Shares subject to a Final Notice of Purchase.  In the case of a Mandatory Purchase, the Liquidity Provider shall be obligated to purchase all Outstanding VRDP Shares.
SECTION 2.02.   Method of Purchasing.
(a) Pursuant to an Optional Tender, Beneficial Owners may elect to tender their VRDP Shares (in one or more shares) for purchase at the Purchase Price on the Purchase Date designated in the Notice of Tender (or if such day is not a Business Day, on the next succeeding Business Day) by an effective delivery of a Notice of Tender to the Tender and Paying Agent.  Each Notice of Tender will be irrevocable (except as described below) and effective upon receipt by the Tender and Paying Agent and shall:
(i)
be delivered by a Beneficial Owner, directly or through its Agent Member, by email transmission (or if email transmission shall be unavailable, by facsimile transmission), to the Tender and Paying Agent not later than 2:00 p.m., New York City time, on any Business Day;

(ii)
state the series and the aggregate number of VRDP Shares to be purchased, the CUSIP number of the VRDP Shares to be purchased and the Purchase Date and be in substantially the form of and contain such other information specified in Exhibit C to this Agreement; and

(iii)
state that the tendering Beneficial Owner acknowledges that such Beneficial Owner is required to deliver the VRDP Shares that are the subject of a Notice of Tender (that has not been duly revoked as described below) on or before 2:00 p.m., New York City time, on the Purchase Date.

(b) Upon receipt of a Notice of Tender, the Tender and Paying Agent shall provide a copy of such notice to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) as promptly as practicable by Electronic Means, but no later than 4:00 p.m., New York City time, on the date of receipt or deemed receipt.  Any Notice of Tender that is delivered to the Tender and Paying Agent by a Beneficial Owner or its Agent Member after 2:00 p.m., New York City time, shall be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date shall be adjusted such that the Purchase Date shall be the Business Day next succeeding the date specified as the Purchase Date in the Notice of Tender.  The Tender and Paying Agent's determination as to whether a Notice of Tender has been properly delivered shall be conclusive and binding on a Beneficial Owner and its Agent Member.
(c) VRDP Shares are subject to Mandatory Tender upon the occurrence of a Mandatory Tender Event. So long as the VRDP Shares are in book-entry form and held through the Securities Depository, any Mandatory Tender will be effected automatically through the book entry system of the Securities Depository, without any action required on the part of the Holders or Beneficial Owners.
(i)
Promptly following the occurrence of a Mandatory Tender Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Tender Notice by Electronic Means to Holders, the Remarketing Agent and the Liquidity Provider, specifying a Purchase Date for all Outstanding VRDP Shares.  Any notice given in respect of a Mandatory Tender under the Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.

(ii)
Upon the occurrence of a Mandatory Tender Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Tender and delivered to the Tender and Paying Agent for purchase on the designated Purchase Date by purchasers in the Remarketing in the event of a successful Remarketing or otherwise by the Liquidity Provider, including any VRDP Shares previously tendered pursuant to an Optional Tender for which the Purchase Date has not yet occurred.  In the event that VRDP Shares are issued in certificated form outside the book entry system of the Securities Depository and a Holder of VRDP Shares fails to deliver such VRDP Shares to which a Mandatory Tender relates on or prior to the Purchase Date, the Holder of such VRDP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares shall be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent shall place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account by the Tender and Paying Agent, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund shall issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.

(d) A Beneficial Owner or its Agent Member that delivered a Notice of Tender in connection with an Optional Tender may deliver in writing by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date, a Notice of Revocation, a form of which is attached hereto as Exhibit D, to the effect that such Beneficial Owner wishes to revoke its election to tender some or all of the VRDP Shares that were specified in such Notice of Tender to be purchased.  Any Notice of Revocation delivered to the Tender and Paying Agent shall be promptly delivered by Electronic Means by the Tender and Paying Agent to the Liquidity Provider and the Remarketing Agent (with a copy to the Fund) by 12:00 noon, New York City time, on the Business Day immediately preceding the relevant Purchase Date.  The Remarketing Agent (following receipt of such Notice of Revocation) shall notify the Tender and Paying Agent and the Liquidity Provider of the number of VRDP Shares specified in such Notice of Revocation that are subject to an agreement of sale pursuant to a Remarketing by Electronic Means not later than 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  The Tender and Paying Agent shall contact the Remarketing Agent by Electronic Means by 1:45 p.m., New York City time, if such notification has not been received by such time.  The Tender and Paying Agent shall deliver such notification to the Beneficial Owner or its Agent Member promptly following receipt from the Remarketing Agent, and in any event by 4:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date.  Any such Notice of Revocation shall be effective (without further action on the part of the Beneficial Owner or its  Agent Member) as a revocation of the Optional Tender of the number of VRDP Shares specified therein as being sought to be revoked, but (except as set forth below) only if and to the extent that the Remarketing Agent has not entered into an agreement to sell such VRDP Shares.  A Notice of Revocation shall be effective as to the number of VRDP Shares specified therein as having been revoked less the number of such VRDP Shares in respect of which the Remarketing Agent has so notified the Tender and Paying Agent and the Liquidity Provider that it has entered into an agreement of sale.  Notwithstanding the foregoing, tendered VRDP Shares, if any, that remain unsold on the related Purchase Date shall be allocated by the Remarketing Agent to each Notice of Revocation received in respect of VRDP Shares tendered for purchase on such Purchase Date and not already satisfied in the chronological order in which each such Notice of Revocation was received by the Tender and Paying Agent, and each such Notice of Revocation shall be effective only to the extent of such allocation and availability of unsold VRDP Shares.
(e) In connection with any Special Rate Period designated pursuant to the Articles Supplementary, the Board, without the vote or consent of any Holder of VRDP Shares but with prior written consent of the Liquidity Provider, in the Notice of Special Rate Period relating to the VRDP Shares, as delivered to the Remarketing Agent and the Liquidity Provider, may provide for optional tender provisions relating solely to such Special Rate Period ("Special Optional Tender Provisions") whereby the minimum number of days' notice required for an Optional Tender may exceed seven (7) days as specified in the Special Optional Tender Provisions for such Special Rate Period.
(f) Pursuant to the Articles Supplementary, the Fund has agreed in the Fee Agreement to use its best efforts to engage at all times a Remarketing Agent that is a nationally recognized securities dealer with experience in remarketing variable-rate securities whose appointment has been consented to in writing by the Liquidity Provider (which consent shall not be unreasonably withheld) to use its best efforts to find purchasers for all VRDP Shares properly tendered pursuant to a Tender.  All such VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.
(g) In connection with any attempted Remarketing, all tendered VRDP Shares shall be remarketed at the Purchase Price of such VRDP Shares.  The calculation of the Purchase Price of the VRDP Shares that are remarketed or purchased by the Liquidity Provider shall be made by the Remarketing Agent in advance of such Remarketing or purchase and, together with the details of the aggregate number and Purchase Price of remarketed VRDP Shares and the aggregate number and Purchase Price of VRDP Shares to be purchased by the Liquidity Provider pursuant to the Purchase Obligation, shall be communicated by the Remarketing Agent to the Fund, the Liquidity Provider and the Tender and Paying Agent by Electronic Means by 2:00 p.m., New York City time, on the Business Day immediately preceding the Purchase Date, as described below.  The proceeds of any sale of any remarketed VRDP Shares by the Remarketing Agent relating to tendered VRDP Shares will be used by the Tender and Paying Agent for the purchase of the tendered VRDP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the related Purchase Date for payment to the Agent Member of the Beneficial Owner, in the case of an Optional Tender, or Holder, in the case of a Mandatory Tender, tendering VRDP Shares for sale through the Securities Depository in immediately available funds against delivery of the tendered VRDP Shares to the Tender and Paying Agent through the Securities Depository, the delivery of such VRDP Shares to the Tender and Paying Agent through the Securities Depository no later than 2:00 p.m., New York City time, on the related Purchase Date, and the re-delivery of such VRDP Shares by means of "FREE" delivery through the Securities Depository to the Remarketing Agent for delivery to the purchaser's Agent Member through the Securities Depository by 3:00 p.m., New York City time, on the related Purchase Date.
(h) By 2:00 p.m., New York City time, on the Business Day immediately preceding each Purchase Date, the Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Liquidity Provider (a "Remarketing Notice"), by Electronic Means, that sets forth the number of VRDP Shares, if any, that it successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such sold VRDP Shares and the number of VRDP Shares, if any, not successfully remarketed for purchase on such Purchase Date and the aggregate Purchase Price of such unsold VRDP Shares to be paid by the Liquidity Provider.  If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date, the Tender and Paying Agent shall promptly, and in any event not later than 4:00 p.m., New York City time, on such Business Day, deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) a Preliminary Notice of Purchase that, subject to delivery of the Final Notice of Purchase on the Purchase Date described below, provides for the purchase by the Liquidity Provider of the number of such VRDP Shares that the Remarketing Agent stated in the Remarketing Notice as not having been successfully remarketed, including the aggregate Purchase Price of such VRDP Shares, as calculated by the Remarketing Agent.  If the Remarketing Notice states that the Remarketing Agent has not successfully remarketed all of the VRDP Shares to be purchased on such Purchase Date (or if proceeds from a Remarketing for any tendered VRDP Shares have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date), the Tender and Paying Agent shall deliver by Electronic Means to the Liquidity Provider (with a copy to the Fund) by 12:00 noon, New York City time, on such Purchase Date a Final Notice of Purchase that states the number of VRDP Shares required to be purchased by the Liquidity Provider.  For purposes of the Final Notice of Purchase, any tendered VRDP Shares for which proceeds from a Remarketing have not been received for any reason by the Tender and Paying Agent by 11:00 a.m., New York City time, on the Purchase Date (other than VRDP Shares owned by the Remarketing Agent or the Liquidity Provider and tendered for Remarketing), shall be treated as not having been successfully remarketed and shall be required to be purchased by the Liquidity Provider.  Except for manifest error, the payment obligation of the Liquidity Provider shall equal the Purchase Price of the VRDP Shares, stated in the Final Notice of Purchase delivered to the Liquidity Provider, as being required to be purchased by the Liquidity Provider.
(i) The Liquidity Provider shall, no later than 2:00 p.m., New York City time, on a Purchase Date for any VRDP Shares, wire transfer the aggregate Purchase Price of all VRDP Shares in respect of which Final Notices of Purchase have been delivered to it for purchase of VRDP Shares on such date, as follows: (i) in the case of a Final Notice of Purchase delivered by the Tender and Paying Agent, by wire transfer, in immediately available funds, to the account of the Tender and Paying Agent specified by the Tender and Paying Agent in any such Final Notice of Purchase and (ii) in the case of a Final Notice of Purchase delivered by a Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by a Holder, in the case of a Mandatory Tender, in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under this Agreement and the Liquidity Provider has received a Remarketing Notice that such VRDP Shares have not been the subject of an agreement of sale in a Remarketing and has received written notice from the Fund that there is no Tender and Paying Agent or that the Tender and Paying Agent does not intend to perform its obligations hereunder, by payment against delivery of the VRDP Shares that are the subject of any such Final Notice of Purchase, through means of the Securities Depository in the case of Global VRDP Shares.  The Fund is required pursuant to the Articles Supplementary, in the event there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform its obligations under this Agreement, to (i) upon becoming aware thereof, promptly notify the Liquidity Provider, the Remarketing Agent and Holders by Electronic Means of such event and (ii) so long as such event is continuing, use its best efforts to direct and request the Remarketing Agent to forward, concurrently with the delivery thereof to the Liquidity Provider or as promptly as practicable thereafter, any Remarketing Notice to each Beneficial Owner or Holder tendering VRDP Shares that are the subject of such notices.
(j) Upon receipt by the Tender and Paying Agent from the Beneficial Owner or its Agent Member, in the case of an Optional Tender, or by the Holder, in the case of a Mandatory Tender, of tendered VRDP Shares and the payment by the Tender and Paying Agent to such Beneficial Owner or its Agent Member, or such Holder as the case may be, of the Purchase Price therefor on the applicable Purchase Date, the Tender and Paying Agent shall deliver to the Liquidity Provider, by means of "FREE" delivery through the system of the Securities Depository, VRDP Shares in satisfaction of the Liquidity Provider's Purchase Obligation on such Purchase Date.  Any funds paid by the Liquidity Provider and held in the account of the Tender and Paying Agent for the payment of the Purchase Price shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Liquidity Provider, for payment of the Purchase Price upon delivery of the VRDP Shares or, with respect to VRDP Shares that are not delivered, for return to the Liquidity Provider upon its request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the VRDP Shares by the tendering Holders against payment therefor.  Any funds paid by the Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with a Remarketing shall be held in trust (i) in the case of an Optional Tender, on the Purchase Date, for the benefit of the tendering Beneficial Owners or their Agent Members until the VRDP Shares are delivered by the tendering Beneficial Owners or their Agent Members and, after the Purchase Date, in trust for the benefit of the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any VRDP Shares  (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, for payment of the Purchase Price upon delivery of the VRDP Shares or, with respect to VRDP Shares that are not delivered, for return to the Remarketing Agent on account of purchasers purchasing in a Remarketing or for the Remarketing Agent's account to the extent it has advanced the Purchase Price of any VRDP Shares (which it may or may not do in its sole discretion) on behalf of one or more purchasers, as applicable, upon the Remarketing Agent's request and (ii) in the case of a Mandatory Tender, for the benefit of the tendering Holders until delivery of the VRDP Shares by the tendering Holders against payment therefor.  Upon receipt of VRDP Shares from the tendering Beneficial Owners or their Agent Members, in the case of an Optional Tender, or from the tendering Holders, in the case of a Mandatory Tender, by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, or in the form of payment pursuant to this Agreement from the Liquidity Provider, with respect to the VRDP Shares subject to purchase pursuant to the Purchase Obligation, the Purchase Price for such VRDP Shares to such tendering Beneficial Owner, Agent Member or Holder, as the case may be. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the applicable Purchase Date.
(k) Except as otherwise expressly provided for herein, the purchase and delivery of tendered Global VRDP Shares and their Remarketing will be accomplished in accordance with the applicable rules and procedures of the Securities Depository.
(l) In the event of a Failed Remarketing Condition, of which the Tender and Paying Agent has received notice labeled "Notice of Failed Remarketing Condition" by Electronic Means from the Fund, the Tender and Paying Agent shall provide notice of such Failed Remarketing Condition within two (2) Business Days of receipt by the Tender and Paying Agent of such notice of such Failed Remarketing Condition, by Electronic Means (or by first class mail, postage prepaid, in the case where the VRDP Shares are in physical form outside the book-entry system of the Securities Depository), to the Holders (with a copy to the Fund).
(m) At any time that no Purchase Obligation is in effect (or with respect to a remarketing of VRDP Shares held by the Liquidity Provider as to which any then-effective Purchase Obligation by a successor liquidity provider is inapplicable), any VRDP Shares unsold in a Remarketing shall be returned to the tendering Beneficial Owners or their Agent Members, or the tendering Holders, as the case may be, by the Tender and Paying Agent.
(n) VRDP Shares are subject to Mandatory Purchase by the Liquidity Provider upon the occurrence of a Mandatory Purchase Event.  Promptly following the occurrence of a Mandatory Purchase Event, and in any event within three (3) Business Days thereafter, the Fund, or the Tender and Paying Agent at the direction of the Fund (provided, that the Tender and Paying Agent may require up to two (2) Business Days prior notification by Electronic Means by the Fund), shall provide a Mandatory Purchase Notice by Electronic Means to Holders and the Liquidity Provider, specifying a Mandatory Purchase Date for all Outstanding VRDP Shares.  The Mandatory Purchase Date shall not be later than seven (7) days following the date a Mandatory Purchase Notice is sent to Holders by Electronic Means, and in any event shall be not later than the Business Day immediately preceding the termination of this Agreement.  Any notice given in respect of a Mandatory Purchase under the Articles Supplementary shall be conclusively presumed to have been duly given, whether or not the Holders receive such notice.  Upon the occurrence of a Mandatory Purchase Event, all Outstanding VRDP Shares automatically shall be subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.  In the event that VRDP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder fails to deliver such VRDP Shares to which a Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any moneys held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.
(o) The Liquidity Provider shall not have any responsibility for, or incur any liability in respect of, any losses, claims, damages, liabilities or expenses (including reasonable fees and expenses of counsel) ("Losses") relating to any act by the Tender and Paying Agent, or any failure to act or to perform any of its obligations, other than Losses arising out of the bad faith, gross negligence or willful misconduct of the Liquidity Provider.
(p) VRDP Shares purchased by the Liquidity Provider pursuant to this Section 2.02 shall be delivered to the Liquidity Provider or its nominee as specified by the Liquidity Provider.
(q) If there is no Tender and Paying Agent or for any reason the Tender and Paying Agent does not perform any of its foregoing obligations hereunder on behalf of any Beneficial Owner or Holder, such Beneficial Owner or its Agent Member or Holder may perform any such obligations in place of the Tender and Paying Agent (if any) with respect to the VRDP Shares of such Beneficial Owner or Holder and payments shall be made to the account(s) specified by such Beneficial Owners or Holders.
SECTION 2.03.   Extension of Scheduled Termination Date.
Under the Fee Agreement, the Fund shall have the right, exercisable not more than one hundred twenty (120) days nor less than ninety (90) days prior to the Scheduled Termination Date, to request that the Liquidity Provider extend the term of such Scheduled Termination Date for an additional period of up to 364 days or, if mutually agreed upon by the parties to the Fee Agreement, a period greater than 364 days, which request may be conditioned upon terms and conditions that are different from the terms and conditions of this Agreement and the Fee Agreement then in effect.  The Liquidity Provider shall, no later than thirty (30) days after receiving such request, notify the Fund and the Tender and Paying Agent of its acceptance or rejection of such request, which acceptance by the Liquidity Provider may be a Conditional Acceptance conditioned upon terms and conditions which are different from the terms and conditions of this Agreement and the Fee Agreement then in effect or the terms and conditions proposed by the Fund in making an extension request.  If the Liquidity Provider fails to notify the Fund and the Tender and Paying Agent of its acceptance or rejection of the Fund's request for extension within such 30-day period, such failure to respond shall constitute a rejection of such request.  If the Liquidity Provider provides a Conditional Acceptance, then the Fund shall have thirty (30) days thereafter to notify the Liquidity Provider and the Tender and Paying Agent of its acceptance or rejection of the terms and conditions specified in the Liquidity Provider's Conditional Acceptance.  The Fund's failure to notify the Liquidity Provider and the Tender and Paying Agent within the 30-day period will be deemed a rejection of the terms and conditions specified in the Liquidity Provider's Conditional Acceptance.  Under the Fee Agreement, the Fund will acknowledge and agree that the Liquidity Provider may grant or deny any request for extension of the Scheduled Termination Date in its sole and absolute discretion.

SECTION 2.04.   Reduction of Available Commitment.
As of the opening of business on the day following the Liquidity Provider's receipt of written notice (which the Tender and Paying Agent will provide within two (2) Business Days of receipt of notice from the Fund) of any redemption or other repurchase of VRDP Shares consummated by the Fund, the Available Commitment shall automatically be reduced by the amount applicable to the VRDP Shares so redeemed or otherwise repurchased; and the Available Commitment in respect of such VRDP Shares shall be extinguished and shall not thereafter be revived, except with the prior written consent of the Liquidity Provider.
SECTION 2.05.   Claw-Back Provision.
In the event that any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares prior to the occurrence of a Fund Insolvency Event are required to be, and are, paid over to the bankruptcy estate of the Fund pursuant to a final, non-appealable judgment of a court of competent jurisdiction arising out of a Fund Insolvency Event, any Beneficial Owner (or former Beneficial Owner) of VRDP Shares that has paid over to the bankruptcy estate of the Fund pursuant to such judgment any dividends or redemption proceeds previously received from the Fund may demand reimbursement from the Liquidity Provider of any amounts so paid.  The Liquidity Provider agrees to make such reimbursement payment within three (3) Business Days of receipt of any such demand for payment made in writing and accompanied by evidence reasonably satisfactory to the Liquidity Provider of payment made to the bankruptcy estate of the Fund by or on behalf of the demanding party.  In connection with any reimbursement payment by the Liquidity Provider, the Beneficial Owner (or former Beneficial Owner) of VRDP Shares shall be deemed to have transferred, assigned and conveyed to the Liquidity Provider the right to receive from the Fund and the bankruptcy estate of the Fund any such dividends or redemption proceeds in exchange for the reimbursement payment by the Liquidity Provider, and the Beneficial Owner (or former Beneficial Owner) shall execute, acknowledge and deliver such further conveyances, assignments and other documents as the Liquidity Provider may reasonably request and are reasonably necessary in order to effectuate such assignment.  The provisions of this Section 2.05 shall survive any expiration or termination of this Agreement, in respect of any dividends or redemption proceeds paid by the Fund on Outstanding VRDP Shares during the term of this Agreement, and shall be in addition to any other obligation of the Liquidity Provider under this Agreement.
SECTION 2.06.   Current Special Rate Period.
The terms set forth in this Section 2.06 shall be applicable during the Current Special Rate Period and such terms shall supersede any other terms, provisions or obligations set forth in this Agreement during the Current Special Rate Period.  This Section 2.06 shall have no force or effect after the last day of the Current Special Rate Period and the terms and provisions therein shall be deemed deleted and removed from this Agreement in its entirety thereafter without any further action from the Tender and Paying Agent or the Liquidity Provider.
(a) During the Current Special Rate Period, Beneficial Owners and Holders shall not have the right to tender their VRDP Shares for Remarketing pursuant to an Optional Tender.
(b) During the Current Special Rate Period, there shall be no Mandatory Tender Events or Mandatory Tenders or any consequences or penalties as a result of there being no Mandatory Tender Events or Mandatory Tenders.
(c) During the Current Special Rate Period, the terms and provisions of the Current Notice of Special Rate Period shall be deemed a part of the Articles Supplementary.
(d) In the event of any conflict between the terms of the Current Notice of Special Rate Period and the terms of the VRDP Shares Purchase Agreement (as amended by this Amendment) or the Related Documents (as amended by any amendments thereto), the terms of the Current Notice of Special Rate Period shall govern.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TENDER AND PAYING AGENT
The representations and warranties set out in this Article III are given hereunder by the Tender and Paying Agent on the Effective Date only and are not repeated on any subsequent date.
SECTION 3.01.   Existence; Binding Effect.
The Tender and Paying Agent represents and warrants to the Liquidity Provider that (i) the Tender and Paying Agent is duly organized and is validly existing as a banking corporation under the laws of the State of New York, (ii) it has the corporate power to enter into and perform its obligations under this Agreement and the Tender and Paying Agent Agreement and (iii) this Agreement constitutes the legal, valid and binding obligation of the Tender and Paying Agent except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws related to or affecting the rights of creditors generally from time to time in effect and by general principles of equity.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE LIQUIDITY PROVIDER
The representations and warranties set out in this Article IV are given hereunder by the Liquidity Provider on the Effective Date only and are not repeated on any subsequent date.
SECTION 4.01.   Existence.
The Liquidity Provider is a national banking association duly organized and validly existing under the laws of the United States.  The Liquidity Provider has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement, including, without limitation, the Purchase Obligation.
SECTION 4.02.   Authorization; Contravention.
The execution, delivery and performance by the Liquidity Provider of this Agreement, including, without limitation, the Purchase Obligation, are within the Liquidity Provider's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or contravene, or constitute a default under, any provision of applicable law, charter, ordinance or regulation binding upon the Liquidity Provider.
SECTION 4.03.   Binding Effect.
This Agreement, including, without limitation, the Purchase Obligation, constitutes a valid and binding agreement of the Liquidity Provider, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, it being understood that the enforceability of indemnification provisions may be subject to limitations imposed under applicable securities laws.
SECTION 4.04.   Financial Information.
The publicly available portions of the Liquidity Provider's most recent Call Report, and any amendments and supplements thereto, present fairly, in all material respects, the financial position of the Liquidity Provider and its subsidiaries as of the date of such report.  Since the date of the most recent such Call Report, no transaction or event has occurred and no change has occurred in the condition (financial or otherwise) or operations of the Liquidity Provider that would materially and adversely affect its ability to perform its obligations under this Agreement, including, without limitation, the Purchase Obligation.
SECTION 4.05.   Litigation.
Except as disclosed in a schedule delivered to the Fund prior to the Effective Date, no filed action, suit, proceeding or any commenced investigation actually known to the Liquidity Provider is pending against the Liquidity Provider in any court or before any governmental authority in any way contesting or that a reasonably expected adverse decision would affect the validity of this Agreement, including, without limitation, the Purchase Obligation.
SECTION 4.06.   Consents.
All consents, licenses, approvals, validations and authorizations of, and registrations, validations or declarations by or with, any court or any regulatory, supervisory or governmental agency, bureau or agency required to be obtained in connection with the performance of the Liquidity Provider under this Agreement or the execution, delivery by, or the validity or enforceability against, the Liquidity Provider of this Agreement and the other Related Documents to which the Liquidity Provider is a party have been obtained and are in full force and effect.
SECTION 4.07.   Ranking.
The obligations of the Liquidity Provider hereunder rank pari passu with all other senior unsecured obligations of the Liquidity Provider (other than any such obligations preferred by statute or by operation of law).
ARTICLE V
DUTIES OF THE TENDER AND PAYING AGENT
SECTION 5.01.   Duties and Responsibilities.
(a) The Tender and Paying Agent is acting solely as agent for the Fund hereunder and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement, other than to the Liquidity Provider as and to the extent expressly provided for herein.
(b) The Tender and Paying Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Tender and Paying Agent.
(c) In the absence of negligence or willful misconduct on its part, the Tender and Paying Agent shall not be liable for any action taken, suffered or omitted by it in the performance of its duties under this Agreement.  The Tender and Paying Agent shall not be liable for any error of judgment made in good faith unless and to the extent it is negligent in ascertaining the pertinent facts.
SECTION 5.02.   Rights of the Tender and Paying Agent.
(a) The Tender and Paying Agent shall not incur liability for following the instructions herein contained or expressly provided for, or written instructions authorized hereby. The Tender and Paying Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document, believed by it, in the absence of manifest error or bad faith, to be genuine.  The Tender and Paying Agent shall not be liable for acting upon any telephone communication authorized hereby which the Tender and Paying Agent reasonably believes in the absence of bad faith to have been given by the Fund, a Holder, a Beneficial Owner, an Agent Member, the Liquidity Provider or the Remarketing Agent.  The Tender and Paying Agent may record telephone communications with the Fund, the Liquidity Provider and the Remarketing Agent in connection with its duties hereunder.
(b) The Tender and Paying Agent may consult with counsel of its choice and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Tender and Paying Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.
(d) The Tender and Paying Agent may perform its duties and its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for misconduct or negligence on the part of any agent or attorney not affiliated with the Tender and Paying Agent appointed by it with due care hereunder. The Tender and Paying Agent shall notify the Fund of the appointment of any such non-affiliated agents or attorneys hereunder.
(e) Anything in this Agreement to the contrary notwithstanding, in no event shall the Tender and Paying Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Tender and Paying Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.
(f) The Tender and Paying Agent shall not be obligated to take any legal action hereunder that might, in its judgment, involve any expenses or liability, unless it has been furnished with indemnity reasonably satisfactory to it.
(g) The Tender and Paying Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.  The Tender and Paying Agent shall use commercially reasonable efforts to commence performance of its obligations during any of the foregoing circumstances.
(h) The Tender and Paying Agent makes no representation as to, and shall have no liability with respect to, the correctness of the recitals in, or the validity (except as to the due authorization and execution by the Tender and Paying Agent of this Agreement), accuracy or adequacy of this Agreement (including any schedules hereto), any VRDP Shares, the Articles Supplementary, any offering material used in connection with the offer and sale of any VRDP Shares or any other agreement or instrument executed in connection with the transactions contemplated herein or in any thereof.
(i) The permissive right of the Tender and Paying Agent under this Agreement to take or omit to take any action shall not be construed as a duty.
(j) The Tender and Paying Agent may request that the Liquidity Provider deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which certificate may be signed by any Person authorized to sign such a certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.
(k) Unless otherwise mutually agreed in writing between the Liquidity Provider and the Tender and Paying Agent, the Tender and Paying Agent shall have no duty or obligation to pay any interest or earnings on or with respect to amounts held or deposited hereunder or to invest any funds deposited with it at any time pursuant to this Agreement.  In the event the Liquidity Provider and the Tender and Paying Agent shall otherwise agree, any interest or earnings on or with respect to any amount held or deposited hereunder shall be remitted to the Fund in accordance with such agreement.  The Tender and Paying Agent shall be under no duty or obligation to collateralize or pledge any security therefor, or to segregate any amounts hereunder except as may be required by law; provided, however, that the Tender and Paying Agent shall hold any Purchase Price received from the Liquidity Provider, with respect to VRDP Shares subject to purchase pursuant to the Purchase Obligation, or the Remarketing Agent, with respect to VRDP Shares remarketed by the Remarketing Agent, in separate accounts in trust for the benefit of the parties specified in Section 2.02(j) or the return of such Purchase Price to the Liquidity Provider or the Remarketing Agent as provided in Section 2.02(j).
(l) The Tender and Paying Agent, in its individual or any other capacity, may become the owner or pledgee of VRDP Shares with the same rights it would have if it were not Tender and Paying Agent.
(m) Nothing contained herein shall be construed to require the Tender and Paying Agent to advance its own funds to any Holder if sufficient funds have not been deposited with the Tender and Paying Agent by the Fund for the purpose of making payments hereunder.
(n) The Tender and Paying Agent shall have no duty to examine and shall not be charged with knowledge of the contents of any report, information or document delivered to it hereunder.  The Tender and Paying Agent shall have no duty to determine the occurrence or continuance of any event or events that constitute a Liquidity Provider Ratings Event, Mandatory Tender Event, Mandatory Purchase Event, Failed Remarketing Condition, Failed Remarketing Condition—Purchased VRDP Shares Redemption or Related Party Termination Event, or to determine whether any agreement satisfies the requirements of an Alternate VRDP Shares Purchase Agreement.
(o) The Tender and Paying Agent has no obligation under the terms of this Agreement or otherwise to enforce any rights or exercise any remedies that may be available to any Holder or Beneficial Owner or other Person that arise out of or relate to this Agreement or otherwise.
SECTION 5.03.   Tender and Paying Agent's Disclaimer.
The Tender and Paying Agent makes no representation as to the validity (except as to the due authorization and execution by the Tender and Paying Agent of this Agreement) or adequacy of this Agreement or any VRDP Shares issued or to be issued.
SECTION 5.04.   Concerning the Securities Depository.
(a) None of the Liquidity Provider or the Tender and Paying Agent shall have any responsibility or obligation to any Beneficial Owner in the Global VRDP Shares, an Agent Member or other Person with respect to the accuracy of the records of the Securities Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Global VRDP Shares or with respect to the delivery to any Agent Member, Beneficial Owner or other Person (other than the Securities Depository) of any notice (including any Notice of Redemption) or the payment of any amount, under or with respect to such VRDP Shares.  All notices and communications to be given to the Holders and all payments to be made to Holders under this Agreement or the other Related Documents shall be given or made only to or upon the order of the registered holders (which shall be the Securities Depository or its nominee in the case of Global VRDP Shares).  The rights of Beneficial Owners in the Global VRDP Shares shall be exercised only through the Securities Depository subject to the applicable procedures of the Securities Depository.  The Liquidity Provider and the Tender and Paying Agent shall be entitled to rely and shall be fully protected in acting upon information furnished by the Securities Depository with respect to its members, participants and any beneficial owners.  The Fund and the Tender and Paying Agent shall be entitled to deal with the Securities Depository, and any nominee thereof that is the registered holder of any Global VRDP Shares for all purposes of this Agreement or the other Related Documents relating to such Global VRDP Shares (including the payment of dividends, redemption price, if any, and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global VRDP Shares), as the sole holder of such Global VRDP Shares and shall have no obligations to the Beneficial Owners thereof.  None of the Liquidity Provider or the Tender and Paying Agent shall have any responsibility or liability for any acts or omissions of the Securities Depository with respect to such Global VRDP Shares, for the records of the Securities Depository, including records in respect of beneficial ownership interests in respect of any such Global VRDP Shares, for any transactions between the Securities Depository and any Agent Member or between or among the Securities Depository, any such Agent Member and/or any holder or owner of a beneficial interest in such Global VRDP Shares, or for any transfers of beneficial interests in any such Global VRDP Shares.
(b) The Tender and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the other Related Documents or this Agreement or under applicable law with respect to any transfer of any interest in any VRDP Shares (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global VRDP Shares), other than to require delivery of such certificates, other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
ARTICLE VI
COVENANTS OF THE LIQUIDITY PROVIDER
The Liquidity Provider agrees that, so long as there is any Purchase Obligation hereunder or any amount payable hereunder or under any VRDP Shares remains outstanding:
SECTION 6.01.   Fund Insolvency Event.
The Liquidity Provider agrees to perform all of its obligations hereunder, including the obligation to purchase the VRDP Shares in accordance with Article II herein, notwithstanding a Fund Insolvency Event.
SECTION 6.02.   Waiver.
In the event of a termination of this Agreement as a result of a Termination Event, the Liquidity Provider agrees to waive its right with respect to Purchased VRDP Shares to exercise the Purchase Obligation provided by any subsequent Liquidity Provider; provided, however, that any Purchased VRDP Shares that are subsequently sold by the Liquidity Provider in a successful Remarketing shall at the time of such sale and thereafter have the full benefit of the Purchase Obligation of any subsequent Liquidity Provider; and, provided, further, that any Purchase Obligation of a subsequent Liquidity Provider with respect to the Purchased VRDP Shares shall be on parity with the Purchase Obligation of such Liquidity Provider with respect to all other Outstanding VRDP Shares.
SECTION 6.03.   Notice of Extraordinary Corporate Event.
To the extent permitted under applicable confidentiality restrictions, the Liquidity Provider shall provide (a) written notice of an Extraordinary Corporate Event and (b) the written notice referred to in clause (y) in the definition of an Extraordinary Corporate Event, to the Fund at least ten (10) days prior to the scheduled date of the occurrence of an Extraordinary Corporate Event or ten (10) days prior to the scheduled date of the applicable listed occurrence in clause (i) of such definition, respectively.
SECTION 6.04.   Additional Information.
If at any time the Liquidity Provider's bank holding company is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Liquidity Provider shall furnish, or cause to be furnished, to Holders and Beneficial Owners of VRDP Shares and prospective purchasers of VRDP Shares, upon request, information with respect to the Liquidity Provider satisfying the requirements of subsection (d)(4) of Rule 144A.
ARTICLE VII
MISCELLANEOUS
SECTION 7.01.   Resignation or Removal of the Tender and Paying Agent.
Any resignation or removal of the Tender and Paying Agent shall be effective only upon a replacement Tender and Paying Agent entering into a replacement of this Agreement with the Liquidity Provider.
SECTION 7.02.   Notices.
All notices, requests and other communications to the Liquidity Provider shall be in writing (including telecopy, electronic mail or similar writing), except in the case of notices and other communications permitted to be given by telephone, and shall be given to such party at its address or telecopy number or email address set forth below or to such other Person and/or such other address or telecopy number or email address as such party may hereafter specify for the purpose by notice to the other party.  All notices, requests, demands and communications to be delivered to the Tender and Paying Agent shall be sent by Electronic Means to the attention of the Tender and Paying Agent at the office of the Tender and Paying Agent as set forth below or to such other Persons and/or such other addresses, telecopy numbers or email addresses as such party may hereafter specify for the purpose of notice to the other party.  Each such notice, request or other communication shall be effective (i) if given by mail, upon receipt, or (ii) if given by any other means, when delivered at the address specified in this Section.  The notice address for each party is specified below:
(a) if to the Liquidity Provider:

Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  Thomas Visone
Jason Strand
Todd Blasiak
Michael Jentis
Lisa Irizarry
Telephone: (212) 449-7358 (Visone, Blasiak, Irizarry)
(980) 386-4161 (Strand)
(212) 4498300 (Jentis)
Email:     thomas.visone@baml.com
jason.strand@bankofamerica.com
todd.blasiak@baml.com
lisa.m.irizarry@baml.com
michael.jentis@baml.com
DG.pfloats@baml.com

Wire Instructions:

Account with bank:
Bank of America
ABA 026009593
New York, NY
Acct. # 1366212250600
Attn: Corporate Credit Service

Deal Name:  XXXXXX

(b) if to the Tender and Paying Agent:

The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
240 Greenwich Street
Floor 7 East
New York, New York 10286
Fax: (212) 815-2830

Monika Kozdra- Rusin, Vice President
Tel:  212-815-5787
Fax: 732-667-9221
Email:  monika.kozdra@bnymellon.com

Wire Instructions:
The Bank of New York Mellon
New York, New York
ABA#021 000 018
For Further Credit to Account # 7041628400
Acct Name: BLACKROCK MUNI NY INTM DUR - FUND
Ref:  mm/dd/yy and Event (e.g.,  Purchase Date or Mandatory Tender)
Attn:  Monika Kozdra-Rusin , Tel: 212-815-5787
Any payments required to be made by either party to the other, or any VRDP Shares required to be delivered by the Tender and Paying Agent to the Liquidity Provider, unless otherwise provided in a Related Document or otherwise instructed in writing by the applicable party, shall be made in immediately available funds or delivered, by wire transfer, to the account of the applicable party listed under "Wire Instructions."
SECTION 7.03.   No Waivers.
(a) The rights of the Liquidity Provider hereunder are separate from and in addition to any rights that the Liquidity Provider, as a holder of any VRDP Shares, may have under the terms of such VRDP Shares or any Related Document or otherwise.
(b) No failure or delay by the Liquidity Provider in exercising any right, power or privilege hereunder or under the VRDP Shares shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  No failure or delay by the Liquidity Provider in exercising any right, power or privilege under or in respect of the VRDP Shares or any other Related Document shall affect the rights, powers or privileges of the Liquidity Provider hereunder or thereunder or shall operate as a limitation or waiver thereof.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 7.04.   Amendments and Waivers.
Any provision of this Agreement may be amended or waived with the consent of the Fund if, but only if, such amendment or waiver is in writing and is signed by the Tender and Paying Agent and the Liquidity Provider; provided, that no amendment or waiver that affects any preference, right or power of the VRDP Shares or the Holders thereof shall be made except as permitted under the Charter and the Articles Supplementary, and agreed to by the Fund.  The provision of Section 7.10 relating to the third party beneficiary rights of Holders and Beneficial Owners may be amended only with the prior written consent of Holders of 100% of the Outstanding VRDP Shares.
SECTION 7.05.   Successors and Assigns.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Neither party hereto may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other party and the Fund, except pursuant to the proviso to the definition of "Extraordinary Corporate Event".  Any assignment or transfer without such prior written consent shall be void.  The obligations of the Liquidity Provider to purchase VRDP Shares pursuant to this Agreement shall run to the benefit of those beneficiaries identified in Section 7.10 and the Purchase Obligation evidenced hereby shall not be transferable except in connection with a transfer of VRDP Shares or any beneficial interest therein, whereupon the Purchase Obligation shall automatically run to the benefit of the transferee.
SECTION 7.06.   Term of this Agreement.
(a) Subject to subsections (b) and (c) below, this Agreement shall terminate on the later of (i) the earlier of (x) the Scheduled Termination Date (as such date may be extended in accordance with Section 2.03 hereof) and (y) the reduction of the Available Commitment of the Liquidity Provider to zero; and (ii) the date of payment of all sums payable by the Liquidity Provider pursuant to this Agreement.
(b) Notwithstanding the foregoing, (i) the Tender and Paying Agent, acting upon instructions of the Fund, may terminate this Agreement prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.03 hereof) in accordance with this Section 7.06(b) as of the Liquidity Provider Ratings Event Termination Date specified by notice in writing to the Liquidity Provider following the occurrence of a Liquidity Provider Ratings Event or (ii) this Agreement shall terminate prior to the Scheduled Termination Date (as such date may be extended in accordance with Section 2.03 hereof) as of a Related Party Termination Date upon the occurrence of a Related Party Termination Event. The Liquidity Provider will use reasonable efforts to notify the Tender and Paying Agent and the Fund as soon as practicable at any time the Liquidity Provider believes it is highly likely a Related Party Termination Event will occur.
(c) No expiration or termination of this Agreement shall be effective, so long as VRDP Shares are Outstanding, until the completion of a Mandatory Purchase in respect thereof, if then required under the Articles Supplementary including the purchase by the Liquidity Provider of any VRDP Shares required to be purchased by it as a result thereof pursuant to this Agreement.
SECTION 7.07.   New York Law.
This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles that would require the application of the laws of another jurisdiction.
THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.
SECTION 7.08.   Waiver of Jury Trial.
Each of the Tender and Paying Agent, the Liquidity Provider and each third party beneficiary of this Agreement hereby waives trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto or beneficiaries hereof against the other on any matters whatsoever arising out of or in any way connected with this Agreement.
SECTION 7.09.   Counterparts.
This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 7.10.   Beneficiaries.
This Agreement is not intended and shall not be construed to confer upon any Person other than the parties hereto and their successors and permitted assigns any rights or remedies hereunder, except that the agreement of the Liquidity Provider to purchase VRDP Shares in accordance with the terms and conditions of this Agreement is made for the benefit of the Holders and Beneficial Owners from time to time of the VRDP Shares and shall be directly enforceable by the Holders or Beneficial Owners against the Liquidity Provider.
SECTION 7.11.   Entire Agreement.
This Agreement shall constitute the entire agreement and understanding between the parties hereto with respect to the matters set forth herein and shall supersede any and all prior agreements and understandings relating to the subject matter hereof.
SECTION 7.12.   Regulatory Matters.
Each party hereto acknowledges and agrees that it shall not be a condition precedent to the Purchase Obligation that any seller of VRDP Shares demonstrate or account for any loss.
SECTION 7.13.   Severability.
If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.
SECTION 7.14.   Articles and Section Headings.
The Articles and Section headings and the Table of Contents herein are for convenience of reference only, and shall not affect the construction, or limit or otherwise affect the meaning hereof.
SECTION 7.15.   Nonpetition Covenant—Liquidity Provider.
Notwithstanding any prior termination of this Agreement, Bank of America, N.A., solely in its capacity as Liquidity Provider, hereby covenants and agrees that it shall not, prior to the date which is one (1) year and one (1) day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Liquidity Provider from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Liquidity Provider, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.
SECTION 7.16.   Nonpetition Covenant—Tender and Paying Agent.
Notwithstanding any prior termination of this Agreement, The Bank of New York Mellon, solely in its capacity as Tender and Paying Agent, hereby covenants and agrees that it shall not, prior to the date which is one (1) year and one (1) day after the redemption and the payment in full of the VRDP Shares and all accumulated dividends, petition or otherwise invoke process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Tender and Paying Agent from taking any action prior to the expiration of the aforementioned one (1) year and one (1) day period (x) in any case or proceeding voluntarily filed or commenced by the Fund, (y) in any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Tender and Paying Agent, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRDP Shares.
SECTION 7.17.   Patriot Act Compliance.
In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering and the Customer Identification Program ("CIP") requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which the Tender and Paying Agent must obtain, verify and record information that allows the Tender and Paying Agent to identify customers ("Applicable Law"), the Tender and Paying Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Tender and Paying Agent.  Accordingly, the Liquidity Provider agrees to provide to the Tender and Paying Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Tender and Paying Agent to comply with Applicable Law, including, but not limited to, information as to name, physical address, tax identification number and other information that will help the Tender and Paying Agent to identify and verify the Liquidity Provider, such as organizational documents, certificates of good standing, licenses to do business or other pertinent identifying information.

SECTION 7.18.   Information Sharing.
The Tender and Paying Agent is a global financial organization that operates in and provides services and products to clients through its affiliates and subsidiaries located in multiple jurisdictions (the "BNY Mellon Group").  The BNY Mellon Group may (i) centralize in one or more affiliates and subsidiaries certain activities (the "Centralized Functions"), including audit, accounting, administration, risk management, legal, compliance, sales, product communication, relationship management, and the compilation and analysis of information and data regarding the Liquidity Provider (which, for purposes of this provision, includes the name and business contact information for the Liquidity Provider employees and representatives) and the accounts established pursuant to this Agreement ("Liquidity Provider Information") and (ii) use third party service providers to store, maintain and process the Liquidity Provider Information ("Outsourced Functions").  Notwithstanding anything to the contrary contained elsewhere in this Agreement and solely in connection with the Centralized Functions and/or Outsourced Functions, the Liquidity Provider consents to the disclosure of, and authorizes the Tender and Paying Agent to disclose, the Liquidity Provider Information to (i) other members of the BNY Mellon Group (and their respective officers, directors and employees) and to (ii) third-party service providers (but solely in connection with Outsourced Functions) who are required to maintain the confidentiality of the Liquidity Provider Information.  In addition, the BNY Mellon Group may aggregate the Liquidity Provider Information with other data collected and/or calculated by the BNY Mellon Group, and the BNY Mellon Group will own all such aggregated data, provided that the BNY Mellon Group shall not distribute the aggregated data in a format that identifies the Liquidity Provider Information with the Liquidity Provider specifically.  The Liquidity Provider represents that the Liquidity Provider is authorized to consent to the foregoing and that the disclosure of the Liquidity Provider Information in connection with the Centralized Functions and/or Outsourced Functions does not violate any relevant data protection legislation.  The Liquidity Provider also consents to the disclosure of the Liquidity Provider Information to governmental and regulatory authorities in jurisdictions where the BNY Mellon Group operates and otherwise as required by law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
THE BANK OF NEW YORK MELLON, AS TENDER AND PAYING AGENT
By:	/s/ Glenn McKeever
Name: Glenn McKeever
Title: Vice President
BANK OF AMERICA, N.A., AS LIQUIDITY PROVIDER
By:	/s/ Thomas J. Visone
Name: Thomas J. Visone
Title: Authorized Signatory

SCHEDULE I

Description of VRDP Shares:	296 Series W-7 Variable Rate Demand Preferred Shares, par value $0.10 per share, with a liquidation preference of $100,000 per share.

Remarketing Agent:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

SCHEDULE II

DESCRIPTION OF MUNICIPAL BONDS

The description of Municipal Bonds herein may be amended or supplemented from time to time by any Remarketing Memorandum, the Remarketing Materials and other information of the Fund that were prepared and made publicly available by the Fund ("Publicly Available Information").  Any amendments, supplements or modifications to the information herein in any Remarketing Memorandum, the Remarketing Materials and Publicly Available Information after the date hereof shall be incorporated in this Schedule II by reference with the same force and effect as though fully set forth herein.

Investment Objective and Policies

The Fund's investment objective is to provide common stockholders with high current income exempt from federal income tax and New York State and New York City personal income taxes.  The Fund seeks to achieve its objective by investing, as a fundamental policy, at least 80% of an aggregate of its net assets (including assets acquired from the sale of preferred stock), plus the proceeds of any borrowings for investment purposes, in a portfolio of municipal obligations issued by or on behalf of states, territories and possessions of the United States and their political subdivisions, agencies or instrumentalities, each of which pays interest that, in the opinion of bond counsel to the issuer, is exempt from  federal income tax ("Municipal Bonds") and New York State and New York City personal income taxes ("New York Municipal Bonds").  Unless otherwise indicated, references to Municipal Bonds shall be deemed to include New York Municipal Bonds.  The Fund's investment objective and its policy of investing at least 80% of its net assets (including assets acquired from the sale of preferred stock), plus the proceeds of any borrowings for investment purposes, in Municipal Bonds are fundamental policies that may not be changed without the approval of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). To the extent the Investment Adviser considers that suitable New York Municipal Bonds are not available for investment, the Fund may purchase other municipal obligations exempt from Federal income tax but not New York State and New York City personal income taxes. There can be no assurance that the Fund's investment objective will be realized.
The Fund may invest in certain tax-exempt securities classified as "private activity bonds" (or industrial development bonds, under pre-1986 law) ("PABs") (in general, bonds that benefit non-governmental entities) that may subject certain investors in the Fund to an alternative minimum tax. The percentage of the Fund's total assets invested in PABs will vary from time to time. The Fund also will not invest more than 25% of its total assets (taken at market value at the time of each investment) in Municipal Bonds whose issuers are located in the same state.
  Under normal market conditions, the Fund expects to invest at least 75% of its total assets in a portfolio of long-term Municipal Bonds that are commonly referred to as "investment grade" securities, which are obligations rated at the time of purchase within the four highest-quality ratings as determined by either Moody's Investors Service, Inc. ("Moody's") (currently Aaa, Aa, A and Baa), Standard & Poor's ("S&P") (currently AAA, AA, A and BBB) or Fitch Ratings ("Fitch") (currently AAA, AA, A and BBB). In the case of short-term notes, the investment grade rating categories are SP-1+ through SP-2 for S&P, MIG-1 through MIG-3 for Moody's and F-1+ through F-3 for Fitch. In the case of tax-exempt commercial paper, the investment grade rating categories are A-1+ through A-3 for S&P, Prime-1 through Prime-3 for Moody's and F-1+ through F-3 for Fitch. Obligations ranked in the lowest investment grade rating category (BBB, SP-2 and A-3 for S&P; Baa, MIG-3 and Prime-3 for Moody's; and BBB and F-3 for Fitch), while considered "investment grade," may have certain speculative characteristics. There may be sub-categories or gradations indicating relative standing within the rating categories set forth above.  In assessing the quality of Municipal Bonds with respect to the foregoing requirements, the Investment Adviser takes into account the nature of any letters of credit or similar credit enhancement to which particular Municipal Bonds are entitled and the creditworthiness of the financial institution that provided such credit enhancement.  If unrated, such securities will possess creditworthiness comparable, in the opinion of the Investment Adviser, to other obligations in which the Fund may invest.
The Fund also may invest up to 25% of its total assets in Municipal Bonds that are rated below Baa by Moody's or below BBB by S&P or Fitch or, if unrated, are considered by the Investment Adviser to possess similar credit characteristics. Such securities, sometimes referred to as "high yield" or "junk" bonds, are predominantly speculative with respect to the capacity to pay interest and repay principal in accordance with the terms of the security and generally involve a greater volatility of price than securities in higher rating categories. The Fund does not intend to purchase Municipal Bonds that are in default or which the Investment Adviser believes will soon be in default.
  The Fund also may invest 25% or more of its total assets in tax exempt securities of issuers in the industries comprising the same economic sector, such as hospitals or life care facilities and transportation-related issuers. However, the Fund will not invest 25% or more of its total assets in any one of the industries comprising an economic sector. In addition, a substantial part of the Fund's portfolio may be comprised of securities credit enhanced by banks, insurance companies or companies with similar characteristics. Emphasis on these sectors may subject the Fund to certain risks.
 All percentage and ratings limitations on securities in which the Fund may invest apply at the time of making an investment and shall not be considered violated as a result of subsequent market movements or if an investment rating is subsequently downgraded to a rating that would have precluded the Fund's initial investment in such security. In the event that the Fund disposes of a portfolio security subsequent to its being downgraded, the Fund may experience a greater risk of loss than if such security had been sold prior to such downgrade.
Under normal market conditions, the Fund will invest at least 80% of its net assets (including assets acquired from the sale of preferred stock), plus the amount of any borrowings for investment purposes, in Municipal Bonds with a duration, as calculated by the Investment Adviser, of three to ten years. This is a non-fundamental policy and may be changed by the Fund's Board provided that stockholders are provided with at least 60 days' prior notice of any change as required by the 1940 Act. The Fund expects to maintain, under normal market conditions, a dollar-weighted average portfolio duration of three to ten years. There is no limit on the remaining maturity of each individual Municipal Bond investment by the Fund.  The average maturity of the Fund's portfolio securities varies from time to time based upon an assessment of economic and market conditions by the Investment Adviser. The Fund's portfolio at any given time may include both long-term and intermediate-term municipal bonds.
For temporary periods or to provide liquidity, the Fund has the authority to invest as much as 20% of its total assets in tax-exempt and taxable money market obligations with a maturity of one year or less (such short-term obligations being referred to herein as "Temporary Investments"). In addition, the Fund reserves the right as a defensive measure to invest temporarily a greater portion of its assets in Temporary Investments, when, in the opinion of the Investment Adviser, prevailing market or financial conditions warrant. Taxable money market obligations will yield taxable income. The Fund also may invest in variable rate demand obligations ("VRDOs") and VRDOs in the form of participation interests ("Participating VRDOs") in variable rate tax-exempt obligations held by a financial institution. The Fund's hedging strategies, which are described in more detail under "—Strategic Transactions—Financial Futures Transactions and Options," are not fundamental policies and may be modified by the Board of the Fund without the approval of the Fund's stockholders. The Fund is also authorized to invest in indexed and inverse floating rate obligations for hedging purposes and to seek to enhance return.
 The Fund may invest in securities not issued by or on behalf of a state or territory or by an agency or instrumentality thereof, if the Fund receives an opinion of counsel to the issuer that such securities pay interest that is excludable from gross income for federal income tax purposes and exempt from New York State and New York City personal income taxation ("Non-Municipal Tax-Exempt Securities"). Non-Municipal Tax-Exempt Securities could include trust certificates, partnership interests or other instruments evidencing interest in one or more long-term Municipal Bonds. Non-Municipal Tax-Exempt Securities also may include securities issued by other investment companies that invest in Municipal Bonds, to the extent such investments are permitted by the Fund's investment restrictions and applicable law. Non-Municipal Tax-Exempt Securities are subject to the same risks associated with an investment in Municipal Bonds as well as many of the risks associated with investments in derivatives.   If the Internal Revenue Service were to issue any adverse ruling or take an adverse position with respect to the taxation on these types of securities, there is a risk that the interest paid on such securities would be deemed taxable at the federal level.
 The Fund ordinarily does not intend to realize significant investment income not exempt from federal income tax. From time to time, the Fund may realize taxable capital gains.
Federal tax legislation may limit the types and volume of bonds the interest on which qualifies for a federal income tax-exemption. As a result, current legislation and legislation that may be enacted in the future may affect the availability of Municipal Bonds for investment by the Fund.
Description of Municipal Bonds
Set forth below is a detailed description of the Municipal Bonds and Temporary Investments in which the Fund may invest.  Obligations are included within the term Municipal Bonds if the interest paid thereon is excluded from gross income for federal income tax purposes in the opinion of bond counsel to the issuer.
Municipal Bonds include debt obligations issued to obtain funds for various public purposes, including the construction of a wide range of public facilities, refunding of outstanding obligations and obtaining funds for general operating expenses and loans to other public institutions and facilities. In addition, certain types of private activity bonds are issued by or on behalf of public authorities to finance various privately owned or operated facilities, including among other things, airports, public ports, mass commuting facilities, multi-family housing projects, as well as facilities for water supply, gas, electricity, sewage or solid waste disposal and other specialized facilities. Other types of PABs, the proceeds of which are used for the construction, equipment or improvement of privately operated industrial or commercial facilities, may constitute Municipal Bonds. The interest on Municipal Bonds may bear a fixed rate or be payable at a variable or floating rate. The two principal classifications of Municipal Bonds are "general obligation" bonds and "revenue" bonds, which latter category includes PABs and, for bonds issued on or before August 15, 1986, industrial development bonds. Municipal Bonds typically are issued to finance public projects, such as roads or public buildings, to pay general operating expenses or to refinance outstanding debt. Municipal Bonds may also be issued for private activities, such as housing, medical and educational facility construction, or for privately owned industrial development and pollution control projects. General obligation bonds are backed by the full faith and credit, or taxing authority, of the issuer and may be repaid from any revenue source. Revenue bonds may be repaid only from the revenues of a specific facility or source. Municipal Bonds may be issued on a long-term basis to provide permanent financing. The repayment of such debt may be secured generally by a pledge of the full faith and credit taxing power of the issuer, a limited or special tax, or any other revenue source, including project revenues, which may include tolls, fees and other user charges, lease payments and mortgage payments. Municipal Bonds may also be issued to finance projects on a short-term interim basis, anticipating repayment with the proceeds of the later issuance of long-term debt.
The Fund has not established any limit on the percentage of its portfolio that may be invested in PABs. The Fund may not be a suitable investment for investors who are already subject to the federal alternative minimum tax or who would become subject to the federal alternative minimum tax as a result of an investment in the Fund's common stock.
General Obligation Bonds.    General obligation bonds are typically secured by the issuer's pledge of its faith, credit and taxing power for the repayment of principal and the payment of interest. The taxing power of any governmental entity may be limited, however, by provisions of its state constitution or laws, and an entity's creditworthiness will depend on many factors, including potential erosion of its tax base due to population declines, natural disasters, declines in the state's industrial base or inability to attract new industries, economic limits on the ability to tax without eroding the tax base, state legislative proposals or voter initiatives to limit ad valorem real property taxes and the extent to which the entity relies on federal or state aid, access to capital markets or other factors beyond the state's or entity's control. Accordingly, the capacity of the issuer of a general obligation bond as to the timely payment of interest and the repayment of principal when due is affected by the issuer's maintenance of its tax base.
Revenue Bonds.    Revenue or special obligation bonds are typically payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue sources such as payments from the user of the facility being financed. Accordingly, the timely payment of interest and the repayment of principal in accordance with the terms of the revenue or special obligation bond is a function of the economic viability of such facility or such revenue source.  Revenue bonds issued by state or local agencies to finance the development of low-income, multi-family housing involve special risks in addition to those associated with municipal securities generally, including that the underlying properties may not generate sufficient income to pay expenses and interest costs.  Such bonds are generally non-recourse against the property owner, may be junior to the rights of others with an interest in the properties, may pay interest that changes based in part on the financial performance of the property, may be prepayable without penalty and may be used to finance the construction of housing developments which, until completed and rented, do not generate income to pay interest.  Increases in interest rates payable on senior obligations may make it more difficult for issuers to meet payment obligations on subordinated bonds.
Municipal Notes. Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, repayment on the note may be delayed or the note may not be fully repaid, and the Fund may lose money.
Municipal Commercial Paper. Municipal commercial paper is generally unsecured and issued to meet short-term financing needs. The lack of security presents some risk of loss to the Fund since, in the event of an issuer's bankruptcy, unsecured creditors are repaid only after the secured creditors out of the assets, if any, that remain.
PABs.    The Fund may purchase Municipal Bonds classified as PABs.  Interest received on certain PABs is treated as an item of "tax preference" for purposes of the federal alternative minimum tax and may impact the overall tax liability of certain investors in the Fund.  PABs, formerly referred to as industrial development bonds, are issued by, or on behalf of, states, municipalities or public authorities to obtain funds to provide privately operated housing facilities, airport, mass transit or port facilities, sewage disposal, solid waste disposal or hazardous waste treatment or disposal facilities and certain local facilities for water supply, gas or electricity.  Other types of PABs, the proceeds of which are used for the construction, equipment, repair or improvement of privately operated industrial or commercial facilities, may constitute municipal securities, although the federal tax laws may place substantial limitations on the size of such issues.  Such bonds are secured primarily by revenues derived from loan repayments or lease payments due from the entity which may or may not be guaranteed by a parent company or otherwise secured.  PABs generally are not secured by a pledge of the taxing power of the issuer of such bonds. Therefore, an investor should be aware that repayment of such bonds generally depends on the revenues of a private entity and be aware of the risks that such an investment may entail.  The continued ability of an entity to generate sufficient revenues for the payment of principal and interest on such bonds will be affected by many factors including the size of the entity, capital structure, demand for its products or services, competition, general economic conditions, government regulation and the entity's dependence on revenues for the operation of the particular facility being financed.
Moral Obligation Bonds.    Municipal Bonds may also include "moral obligation" bonds, which are normally issued by special purpose public authorities. If an issuer of moral obligation bonds is unable to meet its obligations, the repayment of such bonds becomes a moral commitment but not a legal obligation of the state or municipality in question.
Municipal Lease Obligations.    Also included within the general category of Municipal Bonds are certificates of participation ("COPs") issued by government authorities or entities to finance the acquisition or construction of equipment, land and/or facilities.  COPs represent participations in a lease, an installment purchase contract or a conditional sales contract (hereinafter collectively called "lease obligations") relating to such equipment, land or facilities. Municipal leases, like other municipal debt obligations, are subject to the risk of non-payment.  Although lease obligations do not constitute general obligations of the issuer for which the issuer's unlimited taxing power is pledged, a lease obligation is frequently backed by the issuer's covenant to budget for, appropriate and make the payments due under the lease obligation. However, certain lease obligations contain "non-appropriation" clauses which provide that the issuer has no obligation to make lease or installment purchase payments in future years unless money is appropriated for such purpose on a yearly basis. Although "non-appropriation" lease obligations are secured by the leased property, disposition of the property in the event of foreclosure might prove difficult and the value of the property may be insufficient to issue lease obligations. Certain investments in lease obligations may be illiquid.
The ability of issuers of municipal leases to make timely lease payments may be adversely impacted in general economic downturns and as relative governmental cost burdens are allocated and reallocated among federal, state and local governmental units.  Such non-payment would result in a reduction of income to the Fund, and could result in a reduction in the value of the municipal lease experiencing non-payment and a potential decrease in the net asset value of the Fund.  Issuers of municipal lease obligations might seek protection under the bankruptcy laws. In the event of bankruptcy of such an issuer, the Fund could experience delays and limitations with respect to the collection of principal and interest on such municipal leases and the Fund may not, in all circumstances, be able to collect all principal and interest to which it is entitled.  To enforce its rights in the event of a default in lease payments, the Fund might take possession of and manage the assets securing the issuer's obligations on such securities, which may increase the  Fund's operating expenses and adversely affect the net asset value of the Fund.  When the lease contains a non-appropriation clause, however, the failure to pay would not be a default and the Fund would not have the right to take possession of the assets.  Any income derived from the Fund's ownership or operation of such assets may not be tax-exempt or may fail to generate qualifying income for purposes of the income tests applicable to RICs.  In addition, the Fund's intention to qualify as a RIC under the Internal Revenue Code of 1986, may limit the extent to which the Fund may exercise its rights by taking possession of such assets, because as a RIC the Fund is subject to certain limitations on its investments and on the nature of its income.
Zero Coupon Bonds.  Municipal Bonds may include zero-coupon bonds.  Zero coupon bonds are securities that are sold at a discount to par value and do not pay interest during the life of the security.  The discount approximates the total amount of interest the security will accrue and compound over the period until maturity at a rate of interest reflecting the market rate of the security at the time of issuance.  Upon maturity, the holder of a zero coupon bond is entitled to receive the par value of the security.
While interest payments are not made on such securities, holders of such securities are deemed to have received income ("phantom income") annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at a fixed rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder's ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently. Longer term zero coupon bonds are more exposed to interest rate risk than shorter term zero coupon bonds. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash.
The Fund accrues income with respect to these securities for U.S. federal income tax and accounting purposes prior to the receipt of cash payments.  Zero coupon bonds may be subject to greater fluctuation in value and less liquidity in the event of adverse market conditions than comparably rated securities that pay cash interest at regular intervals.
Further, to maintain its qualification for pass-through treatment under the federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of other, more liquid portfolio securities under disadvantageous circumstances or may have to leverage itself by borrowing in order to generate the cash to satisfy these distributions.  The required distributions may result in an increase in the Fund's exposure to zero coupon bonds.
In addition to the above-described risks, there are certain other risks related to investing in zero coupon bonds.  During a period of severe market conditions, the market for such securities may become even less liquid.  In addition, as these securities do not pay cash interest, the Fund's investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund's portfolio.
Pre-Refunded Municipal Securities.  The principal of, and interest on, pre-refunded municipal securities are no longer paid from the original revenue source for the securities.  Instead, the source of such payments is typically an escrow fund consisting of U.S. Government securities.  The assets in the escrow fund are derived from the proceeds of refunding bonds issued by the same issuer as the pre-refunded municipal securities.  Issuers of municipal securities use this advance refunding technique to obtain more favorable terms with respect to securities that are not yet subject to call or redemption by the issuer.  For example, advance refunding enables an issuer to refinance debt at lower market interest rates, restructure debt to improve cash flow or eliminate restrictive covenants in the indenture or other governing instrument for the pre-refunded municipal securities.
However, except for a change in the revenue source from which principal and interest payments are made, the pre-refunded municipal securities remain outstanding on their original terms until they mature or are redeemed by the issuer.

Special Taxing Districts.  Special taxing districts are organized to plan and finance infrastructure developments to induce residential, commercial and industrial growth and redevelopment.  The bond financing methods such as tax increment finance, tax assessment, special services district and Mello-Roos bonds (a type of municipal security established by the Mello-Roos Community Facilities Act of 1982), are generally payable solely from taxes or other revenues attributable to the specific projects financed by the bonds without recourse to the credit or taxing power of related or overlapping municipalities.  They often are exposed to real estate development-related risks and can have more taxpayer concentration risk than general tax-supported bonds, such as general obligation bonds.  Further, the fees, special taxes, or tax allocations and other revenues that are established to secure such financings are generally limited as to the rate or amount that may be levied or assessed and are not subject to increase pursuant to rate covenants or municipal or corporate guarantees.  The bonds could default if development failed to progress as anticipated or if larger taxpayers failed to pay the assessments, fees and taxes as provided in the financing plans of the districts.
Indexed and Inverse Floating Rate Securities.    The Fund may invest in Municipal Bonds (and Non-Municipal Tax-Exempt Securities) that yield a return based on a particular index of value or interest rates. For example, the Fund may invest in Municipal Bonds that pay interest based on an index of Municipal Bond interest rates. The principal amount payable upon maturity of certain Municipal Bonds also may be based on the value of the index. To the extent the Fund invests in these types of Municipal Bonds, the Fund's return on such Municipal Bonds will be subject to risk with respect to the value of the particular index. Interest and principal payable on the Municipal Bonds may also be based on relative changes among particular indices. Also, the Fund may invest in so-called "inverse floating rate bonds" or "residual interest bonds" on which the interest rates vary inversely with a short-term floating rate (which may be reset periodically by a dutch auction, a remarketing agent, or by reference to a short-term tax-exempt interest rate index). The Fund may purchase synthetically created inverse floating rate bonds evidenced by custodial or trust receipts. Generally, income on inverse floating rate bonds will decrease when short-term interest rates increase, and will increase when short-term interest rates decrease. Such securities have the effect of providing a degree of investment leverage, since they may increase or decrease in value in response to changes, as an illustration, in market interest rates at a rate which is a multiple (typically two) of the rate at which fixed rate long-term tax-exempt securities increase or decrease in response to such changes. As a result, the market values of such securities will generally be more volatile than the market values of fixed rate tax-exempt securities. To seek to limit the volatility of these securities, the Fund may purchase inverse floating rate bonds with shorter-term maturities or limitations on the extent to which the interest rate may vary. Certain investments in such obligations may be illiquid.
When-Issued Securities, Delayed Delivery Securities and Forward Commitments.    The Fund may purchase or sell securities that it is entitled to receive on a when-issued basis. The Fund may also purchase or sell securities on a delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The purchase will be recorded on the date the Fund enters into the commitment and the value of the securities will thereafter be reflected in the Fund's net asset value. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions.   At the time the Fund enters into a transaction on a when-issued basis, it will segregate or designate on its books and records cash or liquid assets with a value not less than the value of the when-issued securities.
There can be no assurance that a security purchased on a when-issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. A default by a counterparty may result in the Fund missing the opportunity of obtaining a price considered to be advantageous. The value of securities in these transactions on the delivery date may be more or less than the Fund's purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from an appreciation in the value of the security during the commitment period.
If deemed advisable as a matter of investment strategy, the Fund may dispose of or renegotiate a commitment after it has been entered into, and may sell securities it has committed to purchase before those securities are delivered to the Fund on the settlement date. In these cases the Fund may realize a taxable capital gain or loss.
When the Fund engages in when-issued, delayed delivery or forward commitment transactions, it relies on the other party to consummate the trade. Failure of such party to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous.
The market value of the securities underlying a commitment to purchase securities, and any subsequent fluctuations in their market value, is taken into account when determining the market value of the Fund starting on the day the Fund agrees to purchase the securities. The Fund does not earn interest on the securities it has committed to purchase until they are paid for and delivered on the settlement date.
Call Rights.    The Fund may purchase a Municipal Bond issuer's right to call all or a portion of such Municipal Bond for mandatory tender for purchase (a "Call Right"). A holder of a Call Right may exercise such right to require a mandatory tender for the purchase of related Municipal Bonds, subject to certain conditions. A Call Right that is not exercised prior to maturity of the related Municipal Bond will expire without value. The economic effect of holding both the Call Right and the related Municipal Bond is identical to holding a Municipal Bond as a non-callable security. Certain investments in such obligations may be illiquid.
"High Yield" or "Junk" Bonds.  The Fund may invest up to 25% of its total assets in high yield Municipal Bonds that are rated below Baa by Moody's or below BBB by S&P or Fitch or are unrated securities that are considered by the Investment Adviser to possess similar credit characteristics.  Municipal Bonds of below investment grade quality are commonly known as ''junk bonds.''  Securities rated below investment grade are judged to have speculative characteristics with respect to their interest and principal payments.  Such securities may face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.
Yields.    Yields on Municipal Bonds are dependent on a variety of factors, including the general condition of the money market and of the Municipal Bond market, the size of a particular offering, the financial condition of the issuer, the maturity of the obligation and the rating of the issue. The ability of the Fund to achieve its investment objective is also dependent on the continuing ability of the issuers of the securities in which the Fund invests to meet their obligations for the payment of interest and principal when due. There are variations in the risks involved in holding Municipal Bonds, both within a particular classification and between classifications, depending on numerous factors. Furthermore, the rights of owners of Municipal Bonds and the obligations of the issuer of such Municipal Bonds may be subject to applicable bankruptcy, insolvency and similar laws and court decisions affecting the rights of creditors generally and to general equitable principles, which may limit the enforcement of certain remedies.
Leverage
The Fund may utilize leverage to seek to enhance the yield and NAV of its Common Shares. However, this objective cannot be achieved in all interest rate environments. The Fund currently leverages its assets through the use of VRDP Shares and tender option bonds. Under the 1940 Act, the Fund is permitted to issue debt up to 33 1/3% of its managed assets (50% of its net assets) or preferred equity securities up to 50% of its managed assets (100% of its net assets). The Fund may voluntarily elect to limit its leverage to less than the maximum amount permitted under the 1940 Act. In addition, the Fund may also be subject to certain asset coverage, leverage or portfolio composition requirements imposed by the VRDP Shares' governing instruments, counterparties or by agencies rating the VRDP Shares, which may be more stringent than those imposed by the 1940 Act.  Under the 1940 Act, the Fund is not permitted to issue preferred shares if, immediately after such issuance, the liquidation value of the Fund's outstanding preferred shares exceeds 50% of its assets (including the proceeds from the issuance) less liabilities other than borrowings (i.e., the value of the Fund's assets must be at least 200% of the liquidation value of its outstanding preferred shares).
Credit Facility. The Fund may leverage its portfolio by entering into one or more credit facilities. If the Fund enters into a credit facility, the Fund may be required to prepay outstanding amounts or incur a penalty rate of interest upon the occurrence of certain events of default. The Fund would also likely have to indemnify the lenders under the credit facility against liabilities they may incur in connection therewith. In addition, the Fund expects that any credit facility would contain covenants that, among other things, likely would limit the Fund's ability to pay distributions in certain circumstances, incur additional debt, change certain of its investment policies and engage in certain transactions, including mergers and consolidations, and require asset coverage ratios in addition to those required by the 1940 Act. The Fund may be required to pledge its assets and to maintain a portion of its assets in cash or high-grade securities as a reserve against interest or principal payments and expenses. The Fund expects that any credit facility would have customary covenant, negative covenant and default provisions. There can be no assurances that the Fund will enter into an agreement for a credit facility, or one on terms and conditions representative of the foregoing, or that additional material terms will not apply. In addition, if entered into, a credit facility may in the future be replaced or refinanced by one or more credit facilities having substantially different terms, by the issuance of preferred shares or debt securities or by the use of other forms of leverage.
Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. At the time the Fund enters into a reverse repurchase agreement, it may establish and maintain a segregated account with the custodian containing cash and/or liquid assets having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, or earmarks such assets as described, a reverse repurchase agreement will not be considered a senior security under the 1940 Act and therefore will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, or earmark such assets on its books and records, such reverse repurchase agreement will be considered a borrowing for the purpose of the Fund's limitation on borrowings discussed above. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.
If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund's obligation to repurchase the securities and the Fund's use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.
The Fund also may effect simultaneous purchase and sale transactions that are known as "sale-buybacks." A sale-buyback is similar to a reverse repurchase agreement, except that in a sale-buyback, the counterparty that purchases the security is entitled to receive any principal or interest payments made on the underlying security pending settlement of the Fund's repurchase of the underlying security.
Dollar Roll Transactions. The Fund may enter into "dollar roll" transactions. In a dollar roll transaction, the Fund sells a mortgage related or other security to a dealer and simultaneously agrees to repurchase a similar security (but not the same security) in the future at a pre-determined price. A dollar roll transaction can be viewed, like a reverse repurchase agreement, as a collateralized borrowing in which the Fund pledges a mortgage related security to a dealer to obtain cash. However, unlike reverse repurchase agreements, the dealer with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but rather only securities which are "substantially identical," which generally means that the securities repurchased will bear the same interest rate and a similar maturity as those sold, but the pools of mortgages collateralizing those securities may have different prepayment histories than those sold.
During the period between the sale and repurchase, the Fund will not be entitled to receive interest and principal payments on the securities sold. Proceeds of the sale will be invested in additional instruments for the Fund and the income from these investments will generate income for the Fund. If such income does not exceed the income, capital appreciation and gain that would have been realized on the securities sold as part of the dollar roll, the use of this technique will diminish the investment performance of the Fund compared with what the performance would have been without the use of dollar rolls.
At the time the Fund enters into a dollar roll transaction, it may establish and maintain a segregated account with the custodian containing cash and/or liquid assets having a value not less than the repurchase price (including accrued interest). If the Fund establishes and maintains such a segregated account, or earmarks such assets as described, a dollar roll transaction will not be considered a senior security under the 1940 Act and therefore will not be considered a borrowing by the Fund; however, under certain circumstances in which the Fund does not establish and maintain such a segregated account, or earmark such assets on its books and records, such dollar roll transaction will be considered a borrowing for the purpose of the Fund's limitation on borrowings.
Dollar roll transactions involve the risk that the market value of the securities the Fund is required to purchase may decline below the agreed upon repurchase price of those securities. The Fund's right to purchase or repurchase securities may be restricted. Successful use of mortgage dollar rolls may depend upon the investment manager's ability to correctly predict interest rates and prepayments. There is no assurances that dollar rolls can be successfully employed.
Derivatives. The Fund may enter into derivative transactions that have economic leverage embedded in them. Derivative transactions that the Fund may enter into and the risks associated with them are described elsewhere in this Offering Memorandum and are also referred to as "Strategic Transactions." The Fund cannot assure you that investments in derivative transactions that have economic leverage embedded in them will result in a higher return on its Common Shares.
To the extent the terms of such transactions obligate the Fund to make payments, the Fund may earmark or segregate cash or liquid assets in an amount at least equal to the current value of the amount then payable by the Fund under the terms of such transactions or otherwise cover such transactions in accordance with applicable interpretations of the staff of the SEC. If the current value of the amount then payable by the Fund under the terms of such transactions is represented by the notional amounts of such investments, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such notional amounts, and if the current value of the amount then payable by the Fund under the terms of such transactions is represented by the market value of the Fund's current obligations, the Fund would segregate or earmark cash or liquid assets having a market value at least equal to such current obligations. To the extent the terms of such transactions obligate the Fund to deliver particular securities to extinguish the Fund's obligations under such transactions the Fund may "cover" its obligations under such transactions by either (i) owning the securities or collateral underlying such transactions or (ii) having an absolute and immediate right to acquire such securities or collateral without additional cash consideration (or, if additional cash consideration is required, having earmarked or segregated an appropriate amount of cash or liquid assets). Such earmarking, segregation or cover is intended to provide the Fund with available assets to satisfy its obligations under such transactions. As a result of such earmarking, segregation or cover, the Fund's obligations under such transactions will not be considered senior securities representing indebtedness for purposes of the 1940 Act, or considered borrowings subject to the Fund's limitations on borrowings discussed above, but may create leverage for the Fund. To the extent that the Fund's obligations under such transactions are not so earmarked, segregated or covered, such obligations may be considered "senior securities representing indebtedness" under the 1940 Act and therefore subject to the asset coverage requirements described above.
These earmarking, segregation or cover requirements can result in the Fund maintaining securities positions it would otherwise liquidate, segregating or earmarking assets at a time when it might be disadvantageous to do so or otherwise restrict portfolio management.
Temporary Borrowings. The Fund may also borrow money as a temporary measure for extraordinary or emergency purposes, including the payment of dividends and the settlement of securities transactions which otherwise might require untimely dispositions of Fund securities. Certain short-term borrowings (such as for cash management purposes) are not subject to the 1940 Act's limitations on leverage if (i) repaid within 60 days, and (ii) not in excess of 5% of the Fund's total assets.
Tender Option Bond Transactions. The Fund currently leverages its assets through the use of residual interest municipal tender option bonds ("TOB Residuals"), which are derivative interests in municipal bonds. The TOB Residuals in which the Fund will invest pay interest or income that, in the opinion of counsel to the issuer of such TOB Residuals, is exempt from regular U.S. federal income tax. No independent investigation will be made to confirm the tax-exempt status of the interest or income paid by TOB Residuals held by the Fund. Although volatile, TOB Residuals typically offer the potential for yields exceeding the yields available on fixed rate municipal bonds with comparable credit quality.
TOB Residuals represent beneficial interests in a special purpose trust formed for the purpose of holding municipal bonds contributed by one or more funds (a "TOB Trust"). A TOB Trust typically issues two classes of beneficial interests: short-term floating rate interests ("TOB Floaters"), which are sold to third party investors, and TOB Residuals, which are generally issued to the fund(s) that transferred municipal bonds to the TOB Trust.  The Fund may invest in both TOB Floaters and TOB Residuals. TOB Floaters may have first priority on the cash flow from the municipal bonds held by the TOB Trust and are enhanced with a liquidity support arrangement from a third party TOBs Liquidity Provider (defined below) which allows holders to tender their position at par (plus accrued interest). The Fund, as a holder of TOB Residuals, is paid the residual cash flow from the TOB Trust. The Fund contributes municipal bonds to the TOB Trust and is paid the cash received by the TOB Trust from the sale of the TOB Floaters, less certain transaction costs, and typically will invest the cash to purchase additional municipal bonds or other investments permitted by its investment policies. If the Fund ever purchases all or a portion of the TOB Floaters sold by the TOB Trust, it may surrender those TOB Floaters together with a proportionate amount of TOB Residuals to the TOB Trust in exchange for a proportionate amount of the municipal bonds owned by the TOB Trust.
Other funds advised by the Investment Adviser ("BlackRock-Advised Funds") may contribute municipal bonds to a TOB Trust into which the Fund has contributed municipal bonds. If multiple BlackRock-Advised Funds participate in the same TOB Trust, the economic rights and obligations under the TOB Residual will generally be shared among the funds ratably in proportion to their participation in the TOB Trust.
The municipal bonds transferred to a TOB Trust typically are high grade municipal bonds. In certain cases, when municipal bonds transferred are lower grade municipal bonds, the TOB Trust transaction includes a credit enhancement feature that provides for the timely payment of principal and interest on the bonds to the TOB Trust by a credit enhancement provider. The TOB Trust would be responsible for the payment of the credit enhancement fee and the Fund, as a TOB Residual holder, would be responsible for reimbursement of any payments of principal and interest made by the credit enhancement provider.
The TOB Residuals held by the Fund generally provide the Fund with the right to cause the holders of a proportional share of the TOB Floaters to tender their notes to the TOB Trust at par plus accrued interest. Thereafter, the Fund may withdraw a corresponding share of the municipal bonds from the TOB Trust. As a result, a tender option bond transaction, in effect, creates exposure for the Fund to the entire return of the municipal bonds in the TOB Trust, with a net cash investment by the Fund that is less than the value of the municipal bonds in the TOB Trust. This multiplies the positive or negative impact of the municipal bonds' return within the Fund (thereby creating leverage). The leverage within a TOB Trust depends on the value of the municipal bonds deposited in the TOB Trust relative to the value of the TOB Floaters it issues.
The Fund may invest in highly leveraged TOB Residuals. A TOB Residual generally is considered highly leveraged if the principal amount of the TOB Floaters issued by the related TOB Trust exceeds 75% of the principal amount of the municipal bonds owned by the TOB Trust.
The leverage attributable to the Fund's use of TOB Residuals may be "called away" on relatively short notice and therefore may be less permanent than more traditional forms of leverage. The TOB Trust may be collapsed without the consent of the Fund upon the occurrence of termination events, as defined in the TOB Trust agreements. Upon the occurrence of a termination event, a TOB Trust would be liquidated with the proceeds applied first to any accrued fees owed to the trustee of the TOB Trust, the remarketing agent of the TOB Floaters and the TOBs Liquidity Provider. Upon certain termination events, the holders of the TOB Floaters would be paid before the TOB Residual holders (i.e., the Fund) whereas in other termination events, the holders of TOB Floaters and the TOB Residual holders would be paid pro rata.
TOB Trusts are typically supported by a liquidity facility provided by a TOBs Liquidity Provider that allows the holders of the TOB Floaters to tender their TOB Floaters in exchange for payment of par plus accrued interest on any business day (subject to the non-occurrence of a termination event). The tendered TOB Floaters are remarketed by a remarketing agent. In the event of a failed remarketing, the TOB Trust may draw upon a loan from the TOBs Liquidity Provider to purchase the tendered TOB Floaters. Any loans made by the TOBs Liquidity Provider will be secured by the purchased TOB Floaters held by the TOB Trust and will be subject to an increased interest rate based on number of days the loan is outstanding.
The Fund may invest in a TOB Trust on either a non-recourse or recourse basis. When the Fund invests in TOB Trusts on a non-recourse basis, and the TOBs Liquidity Provider is required to make a payment under the liquidity facility, the TOBs Liquidity Provider will typically liquidate all or a portion of the municipal bonds held in the TOB Trust and then fund the balance, if any, of the Liquidation Shortfall. If the Fund invests in a TOB Trust on a recourse basis, it will typically enter into a reimbursement agreement with the TOBs Liquidity Provider pursuant to which the Fund is required to reimburse the TOBs Liquidity Provider the amount of any Liquidation Shortfall. As a result, if the Fund invests in a recourse TOB Trust, the Fund will bear the risk of loss with respect to any Liquidation Shortfall. If multiple BlackRock-Advised Funds participate in any such TOB Trust, these losses will be shared ratably, in proportion to their participation in the TOB Trust.
Under accounting rules, municipal bonds of the Fund that are deposited into a TOB Trust are investments of the Fund and are presented on the Fund's Schedule of Investments and outstanding TOB Floaters issued by a TOB Trust are presented as liabilities in the Fund's Statement of Assets and Liabilities. Interest income from the underlying municipal bonds is recorded by the Fund on an accrual basis. Interest expense incurred on the TOB Floaters and other expenses related to remarketing, administration, trustee and other services to a TOB Trust are reported as expenses of the Fund. In addition, under accounting rules, loans made to a TOB Trust sponsored by the Fund may be presented as loans of the Fund in the Fund's financial statements even if there is no recourse to the Fund's assets.
For TOB Floaters, generally, the interest rate earned will be based upon the market rates for municipal bonds with maturities or remarketing provisions that are comparable in duration to the periodic interval of the tender option. Since the tender option feature has a shorter term than the final maturity or first call date of the underlying municipal bonds deposited in the TOB Trust, the holder of the TOB Floaters relies upon the terms of the agreement with the financial institution furnishing the liquidity facility as well as the credit strength of that institution. The risk associated with TOB Floaters, however, may be increased in the current market environment as a result of recent downgrades to the credit ratings, and thus the perceived reliability and creditworthiness, of many major financial institutions, some of which sponsor and/or provide liquidity support to TOB Trusts. This in turn may reduce the desirability of TOB Floaters as investments, which could impair the viability or availability of TOB Trusts.
The use of TOB Residuals will require the Fund to earmark or segregate liquid assets in an amount equal to any TOB Floaters, plus any accrued but unpaid interest due on the TOB Floaters, issued by TOB Trusts sponsored by, or on behalf of, the Fund that are not owned by the Fund. The use of TOB Residuals may also require the Fund to earmark or segregate liquid assets in an amount equal to loans provided by the TOBs Liquidity Provider to the TOB Trust to purchase tendered TOB Floaters. The Fund reserves the right to modify its asset segregation policies in the future to the extent that such changes are in accordance with applicable regulations or interpretations. Future regulatory requirements or SEC guidance may necessitate more onerous contractual or regulatory requirements, which may increase the costs or reduce the degree of potential economic benefits of TOB Trust transactions or limit the Fund's ability to enter into or manage TOB Trust transactions.
Strategic Transactions
The Fund may purchase and sell futures contracts, enter into various interest rate transactions and swap contracts (including, but not limited to, credit default swaps) and may purchase and sell exchange-listed and over-the-counter ("OTC") put and call options on securities and swap contracts, financial indices and futures contracts and use other derivative instruments or management techniques.  These Strategic Transactions may be used for duration management and other risk management purposes, subject to the Fund's investment restrictions.  While the Fund's use of Strategic Transactions is intended to reduce the volatility of the net asset value of the   Fund's Common Shares, the net asset value of the Fund's Common Shares will fluctuate.  No assurance can be given that the Fund's Strategic Transactions will be effective.
There is no particular strategy that requires use of one technique rather than another as the decision to use any particular strategy or instrument is a function of market conditions and the composition of the portfolio.  The ability of the Fund to use Strategic Transactions successfully will depend on the Investment Adviser's ability to predict pertinent market movements as well as sufficient correlation among the instruments, which cannot be assured.  Strategic Transactions subject the Fund to the risk that, if the Investment Adviser incorrectly forecasts market values, interest rates or other applicable factors, the Fund's performance could suffer.  Certain of these Strategic Transactions, such as investments in inverse floating rate securities and credit default swaps, may provide investment leverage to the Fund's portfolio.  The Fund is not required to use derivatives or other portfolio strategies to seek to hedge its portfolio and may choose not to do so.
The use of Strategic Transactions may result in losses greater than if they had not been used, may require the Fund to sell or purchase portfolio securities at inopportune times or for prices other than current market values, may limit the amount of appreciation the Fund can realize on an investment or may cause the Fund to hold a security that it might otherwise sell.  In addition, because of the leveraged nature of the Common Shares, Strategic Transactions will result in a larger impact on the net asset value of the Common Shares than would be the case if the Common Shares were not leveraged.  Furthermore, the Fund may only engage in Strategic Transactions from time to time and may not necessarily be engaging in hedging activities when movements in interest rates occur.
Inasmuch as any obligations of the Fund that arise from the use of Strategic Transactions will be covered by segregated or earmarked liquid assets or offsetting transactions, the Fund and the Investment Adviser believe such obligations do not constitute senior securities and, accordingly, will not treat such transactions as being subject to its borrowing restrictions.  Additionally, segregated or earmarked liquid assets, amounts paid by the Fund as premiums and cash or other assets held in margin accounts with respect to Strategic Transactions are not otherwise available to the Fund for investment purposes.   For so long as the VRDP Shares are rated by a rating agency, the Fund's use of options and certain financial futures and options thereon will be subject to such rating agency's guidelines and limitations on such transactions.  In order to maintain ratings on the VRDP Shares from one or more rating agencies, the Fund may be required to limit its use of Strategic Transactions in accordance with the specified guidelines of the applicable rating agencies.
Certain federal income tax requirements may restrict or affect the ability of the Fund to engage in Strategic Transactions.  In addition, the use of certain Strategic Transactions may give rise to taxable income and have certain other consequences.
Put and Call Options on Securities and Indices.  The Fund may purchase and sell put and call options on securities and indices.  A put option gives the purchaser of the option the right to sell and the writer the obligation to buy the underlying security at the exercise price during the option period.  The Fund may also purchase and sell options on bond indices ("index options"). Index options are similar to options on securities except that, rather than taking or making delivery of securities underlying the option at a specified price upon exercise, an index option gives the holder the right to receive cash upon exercise of the option if the level of the bond index upon which the option is based is greater, in the case of a call, or less, in the case of a put, than the exercise price of the option.  The purchase of a put option on a debt security could protect the Fund's holdings in a security or a number of securities against a substantial decline in the market value.  A call option gives the purchaser of the option the right to buy and the seller the obligation to sell the underlying security or index at the exercise price during the option period or for a specified period prior to a fixed date.  The purchase of a call option on a security could protect the Fund against an increase in the price of a security that it intended to purchase in the future.
Writing Covered Call Options.  The Fund is authorized to write (i.e., sell) covered call options with respect to municipal bonds it owns, thereby giving the holder of the option the right to buy the underlying security covered by the option from the Fund at the stated exercise price until the option expires.  The Fund writes only covered call options, which means that so long as the Fund is obligated as the writer of a call option, it will own the underlying securities subject to the option.
The Fund receives a premium from writing a call option, which increases the Fund's return on the underlying security in the event the option expires unexercised or is closed out at a profit.  By writing a call, the Fund limits its opportunity to profit from an increase in the market value of the underlying security above the exercise price of the option for as long as the Fund's obligation as a writer continues.  Covered call options serve as a partial hedge against a decline in the price of the underlying security. The Fund may engage in closing transactions in order to terminate outstanding options that it has written.

Additional Information About Options.  The Fund's ability to close out its position as a purchaser or seller of an exchange-listed put or call option is dependent upon the existence of a liquid secondary market on option exchanges. Among the possible reasons for the absence of a liquid secondary market on an exchange are: (i) insufficient trading interest in certain options; (ii) restrictions on transactions imposed by an exchange; (iii) trading halts, suspensions or other restrictions imposed with respect to particular classes or series of options or underlying securities; (iv) interruption of the normal operations on an exchange; (v) inadequacy of the facilities of an exchange or the Office of the Comptroller of the Currency ("OCC") to handle current trading volume; or (vi) a decision by one or more exchanges to discontinue the trading of options (or a particular class or series of options), in which event the secondary market on that exchange (or in that class or series of options) would cease to exist, although outstanding options on that exchange that had been listed by the OCC as a result of trades on that exchange would generally continue to be exercisable in accordance with their terms. OTC options are purchased from or sold to dealers, financial institutions or other counterparties which have entered into direct agreements with the Fund.  With OTC options, such variables as expiration date, exercise price and premium will be agreed upon between the Fund and the counterparty, without the intermediation of a third party such as the OCC.  If the counterparty fails to make or take delivery of the securities underlying an option it has written, or otherwise settle the transaction in accordance with the terms of that option as written, the Fund would lose the premium paid for the option as well as any anticipated benefit of the transaction.  OTC options and assets used to cover OTC options written by the Fund are considered by the staff of the SEC to be illiquid. The illiquidity of such options or assets may prevent a successful sale of such options or assets, result in a delay of sale, or reduce the amount of proceeds that might otherwise be realized.
The Fund may engage in options and futures transactions on exchanges and options in the over-the-counter markets.  The Fund will only enter into OTC options with counterparties the Investment Adviser believes to be creditworthy at the time they enter into such transactions.
The hours of trading for options on debt securities may not conform to the hours during which the underlying securities are traded.  To the extent that the option markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the option markets.
Financial Futures Transactions and Options.  The Fund is authorized to purchase and sell certain exchange traded financial futures contracts ("financial futures contracts") in order to hedge its investments against declines in value, and to hedge against increases in the cost of securities it intends to purchase or to seek to enhance the Fund's return.  However, any transactions involving financial futures or options (including puts and calls associated therewith) will be in accordance with the Fund's investment policies and limitations.  A financial futures contract obligates the seller of a contract to deliver and the purchaser of a contract to take delivery of the type of financial instrument covered by the contract, or in the case of index-based futures contracts to make and accept a cash settlement, at a specific future time for a specified price.  To hedge its portfolio, the Fund may take an investment position in a futures contract which will move in the opposite direction from the portfolio position being hedged.  A sale of financial futures contracts may provide a hedge against a decline in the value of portfolio securities because such depreciation may be offset, in whole or in part, by an increase in the value of the position in the financial futures contracts.  A purchase of financial futures contracts may provide a hedge against an increase in the cost of securities intended to be purchased because such appreciation may be offset, in whole or in part, by an increase in the value of the position in the futures contracts.
Distributions, if any, of net long term capital gains from certain transactions in futures or options are taxable at long term capital gains rates for U.S. federal income tax purposes.
Futures Contracts.  A futures contract is an agreement between two parties to buy and sell a security or, in the case of an index-based futures contract, to make and accept a cash settlement for a set price on a future date.  A majority of transactions in futures contracts, however, do not result in the actual delivery of the underlying instrument or cash settlement, but are settled through liquidation, i.e., by entering into an offsetting transaction. Futures contracts have been designed by boards of trade which have been designated "contracts markets" by the CFTC.

The purchase or sale of a futures contract differs from the purchase or sale of a security in that no price or premium is paid or received.  Instead, an amount of cash or securities acceptable to the broker and the relevant contract market, which varies, but is generally about 5% of the contract amount, must be deposited with the broker. This amount is known as "initial margin" and represents a "good faith" deposit assuring the performance of both the purchaser and seller under the futures contract. Subsequent payments to and from the broker, called "variation margin," are required to be made on a daily basis as the price of the futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as "marking to the market."  At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position that will operate to terminate the position in the futures contract.  A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker and the purchaser realizes a loss or gain.  In addition, a nominal commission is paid on each completed sale transaction.
The Fund may also purchase and sell financial futures contracts on U.S. Government securities as a hedge against adverse changes in interest rates as described below.  The Fund may purchase and write call and put options on futures contracts on U.S. Government securities in connection with its hedging strategies.
The Fund also may engage in other futures contracts transactions such as futures contracts on municipal bond indices that may become available if the Investment Adviser should determine that there is normally a sufficient correlation between the prices of such futures contracts and municipal bonds in which the Fund invests to make such hedging appropriate.
Futures Strategies.  The Fund may sell a financial futures contract (i.e., assume a short position) in anticipation of a decline in the value of its investments resulting from an increase in interest rates or otherwise.  The risk of decline could be reduced without employing futures as a hedge by selling investments and either reinvesting the proceeds in securities with shorter maturities or by holding assets in cash.  This strategy, however, entails increased transaction costs in the form of dealer spreads and typically would reduce the average yield of the Fund's portfolio securities as a result of the shortening of maturities.  The sale of futures contracts provides an alternative means of hedging against declines in the value of its investments.  As such values decline, the value of the Fund's positions in the futures contracts will tend to increase, thus offsetting all or a portion of the depreciation in the market value of the Fund's investments that are being hedged.  While the Fund will incur commission expenses in selling and closing out futures positions, commissions on futures transactions are typically lower than transaction costs incurred in the purchase and sale of the Fund's investments being hedged.  In addition, the ability of the Fund to trade in the standardized contracts available in the futures markets may offer a more effective defensive position than a program to reduce the average maturity of the portfolio securities due to the unique and varied credit and technical characteristics of the instruments available to the Fund. Employing futures as a hedge also may permit the Fund to assume a defensive posture without reducing the yield on its investments beyond any amounts required to engage in futures trading.
When the Fund intends to purchase a security, the Fund may purchase futures contracts as a hedge against any increase in the cost of such security resulting from a decrease in interest rates or otherwise, that may occur before such purchase can be effected.  Subject to the degree of correlation between such securities and the futures contracts, subsequent increases in the cost of such securities should be reflected in the value of the futures held by the Fund.  As such purchases are made, an equivalent amount of futures contracts will be closed out.  Due to changing market conditions and interest rate forecasts, however, a futures position may be terminated without a corresponding purchase of portfolio securities.
Call Options on Futures Contracts.  The Fund may also purchase and sell exchange traded call and put options on financial futures contracts.  The purchase of a call option on a futures contract is analogous to the purchase of a call option on an individual security.  Depending on the pricing of the option compared to either the futures contract upon which it is based or the price of the underlying securities, it may or may not be less risky than ownership of the futures contract or underlying securities.  Like the purchase of a futures contract, the Fund may purchase a call option on a futures contract to hedge against a market advance when the Fund is not fully invested.

The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities which are deliverable upon exercise of the futures contract.  If the futures price at expiration is below the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any decline that may have occurred in the Fund's portfolio holdings.
Put Options on Futures Contracts.  The purchase of a put option on a futures contract is analogous to the purchase of a protective put option on portfolio securities.  The Fund may purchase a put option on a futures contract to hedge the Fund's portfolio against the risk of rising interest rates.
 The writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities which are deliverable upon exercise of the futures contract.  If the futures price at expiration is higher than the exercise price, the Fund will retain the full amount of the option premium which provides a partial hedge against any increase in the price of securities which the Fund intends to purchase.
The writer of an option on a futures contract is required to deposit initial and variation margin pursuant to requirements similar to those applicable to futures contracts.  Premiums received from the writing of an option will be included in initial margin.  The writing of an option on a futures contract involves risks similar to those relating to futures contracts.
The CFTC subjects advisers to registered investment companies to regulation by the CFTC if a fund that is advised by the investment adviser either (i) invests, directly or indirectly, more than a prescribed level of its liquidation value in CFTC-regulated futures, options and swaps ("CFTC Derivatives"), or (ii) markets itself as providing investment exposure to such instruments. To the extent the Fund uses CFTC Derivatives, it intends to do so below such prescribed levels and will not market itself as a "commodity pool" or a vehicle for trading such instruments.  Accordingly, the Investment Adviser has claimed an exclusion from the definition of the term "commodity pool operator" under the Commodity Exchange Act ("CEA") pursuant to Rule 4.5 under the CEA. The Investment Adviser is not, therefore, subject to registration or regulation as a "commodity pool operator" under the CEA in respect of the Fund.
Interest Rate Swap Transactions.  In order to seek to hedge the value of the Fund against interest rate fluctuations, to hedge against increases in the Fund's costs associated with the dividend payments on any preferred shares, including the VRDP Shares, or to seek to increase the Fund's return, the Fund may enter into interest rate swap transactions such as Municipal Market Data AAA Cash Curve swaps ("MMD Swaps") or Securities Industry and Financial Markets Association Municipal Swap Index swaps ("SIFMA Swaps").  To the extent that the Fund enters into these transactions, the Fund expects to do so primarily to preserve a return or spread on a particular investment or portion of its portfolio as a duration management technique or to protect against any increase in the price of securities the Fund anticipates purchasing at a later date.  The Fund may enter into these transactions primarily as a hedge or for duration or risk management rather than as a speculative investment. However, the Fund also may invest in MMD Swaps and SIFMA Swaps to seek to enhance return or gain or to increase the Fund's yield, for example, during periods of steep interest rate yield curves (i.e., wide differences between short term and long term interest rates).
The Fund may purchase and sell SIFMA Swaps in the SIFMA swap market.  In a SIFMA Swap, the Fund exchanges with another party their respective commitments to pay or receive interest (e.g., an exchange of fixed rate payments for floating rate payments linked to the SIFMA Municipal Swap Index).  Because the underlying index is a tax-exempt index, SIFMA Swaps may reduce cross-market risks incurred by the Fund and increase the Fund's ability to hedge effectively.  SIFMA Swaps are typically quoted for the entire yield curve, beginning with a seven day floating rate index out to 30 years.  The duration of a SIFMA Swap is approximately equal to the duration of a fixed-rate municipal bond with the same attributes as the swap (e.g., coupon, maturity, call feature).
The Fund may also purchase and sell MMD Swaps, also known as MMD rate locks. An MMD Swap permits the Fund to lock in a specified municipal interest rate for a portion of its portfolio to preserve a return on a particular investment or a portion of its portfolio as a duration management technique or to protect against any increase in the price of securities to be purchased at a later date.  By using an MMD Swap, the Fund can create a synthetic long or short position, allowing the Fund to select the most attractive part of the yield curve.  An MMD Swap is a contract between the Fund and an MMD Swap provider pursuant to which the parties agree to make payments to each other on a notional amount, contingent upon whether the Municipal Market Data AAA General Obligation Scale is above or below a specified level on the expiration date of the contract.  For example, if the Fund buys an MMD Swap and the Municipal Market Data AAA General Obligation Scale is below the specified level on the expiration date, the counterparty to the contract will make a payment to the Fund equal to the specified level minus the actual level, multiplied by the notional amount of the contract.  If the Municipal Market Data AAA General Obligation Scale is above the specified level on the expiration date, the Fund will make a payment to the counterparty equal to the actual level minus the specified level, multiplied by the notional amount of the contract.
In connection with investments in SIFMA and MMD Swaps, there is a risk that municipal yields will move in the opposite direction than anticipated by the Fund, which would cause the Fund to make payments to its counterparty in the transaction that could adversely affect the Fund's performance.
The Fund has no obligation to enter into SIFMA Swaps or MMD Swaps and may elect not to do so. The net amount of the excess, if any, of the Fund's obligations over its entitlements with respect to each interest rate swap will be accrued on a daily basis, and the Fund will segregate or designate on its books and records liquid assets having an aggregate net asset value at least equal to the accrued excess.
If there is a default by the other party to an uncleared interest rate swap transaction, generally the Fund will have contractual remedies pursuant to the agreements related to the transaction. With respect to interest rate swap transactions cleared through a central clearing counterparty, a clearing organization will be substituted for the counterparty and will guarantee the parties' performance under the swap agreement.  However, there can be no assurances that the clearing organization will satisfy its obligation to the Fund or that the Fund would be able to recover the full amount of assets deposited on its behalf with the clearing organization in the event of the default by the clearing organization or the Fund's clearing broker.  Certain U.S. federal income tax requirements may limit the Fund's ability to engage in interest rate swaps.  Distributions attributable to transactions in interest rate swaps generally will be taxable as ordinary income to shareholders.
Counterparty Credit Standards.  To the extent that the Fund engages in principal transactions, including, but not limited to, OTC options, forward currency transactions, swap transactions, repurchase and reverse repurchase agreements and the purchase and sale of bonds and other fixed income securities, it must rely on the creditworthiness of its counterparties under such transactions. In certain instances, the credit risk of a counterparty is increased by the lack of a central clearing house for certain transactions, including certain swap contracts. In the event of the insolvency of a counterparty, the Fund may not be able to recover its assets, in full or at all, during the insolvency process.  Counterparties to investments may have no obligation to make markets in such investments and may have the ability to apply essentially discretionary margin and credit requirements.  Similarly, the Fund will be subject to the risk of bankruptcy of, or the inability or refusal to perform with respect to such investments by, the counterparties with which it deals.  The Investment Adviser will seek to minimize the Fund's exposure to counterparty risk by entering into such transactions with counterparties the Investment Adviser believes to be creditworthy at the time it enters into the transaction.  Certain option transactions and Strategic Transactions may require the Fund to provide collateral to secure its performance obligations under a contract, which would also entail counterparty credit risk.
Other Investment Policies
The Fund has adopted certain other policies as set forth below.
Temporary Investments
The Fund may invest in short-term tax-exempt and taxable securities subject to the limitations set forth above. The tax-exempt money market securities may include municipal notes, municipal commercial paper, Municipal Bonds with a remaining maturity of less than one year, variable rate demand notes and participations therein. Municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes and grant anticipation notes. Anticipation notes are sold as interim financing in anticipation of tax collection, bond sales, government grants or revenue receipts. Municipal commercial paper refers to short-term unsecured promissory notes generally issued to finance short-term credit needs. The taxable money market securities in which the Fund may invest as Temporary Investments consist of U.S. Government securities, U.S. Government agency securities, domestic bank or savings institution certificates of deposit and bankers' acceptances, short-term corporate debt securities such as commercial paper and repurchase agreements. These Temporary Investments must have a stated maturity not in excess of one year from the date of purchase. The Fund may not invest in any security issued by a commercial bank or a savings institution unless the bank or institution is organized and operating in the United States, has total assets of at least one billion dollars and is a member of the Federal Deposit Insurance Corporation ("FDIC"), except that up to 10% of total assets may be invested in certificates of deposit of smaller institutions if such certificates are fully insured by the FDIC.
Credit Default Swap Agreements
The Fund may enter into credit default swap agreements for hedging purposes or to seek to increase its return. The credit default swap agreement may have as reference obligations one or more securities that are not currently held by the Fund. The protection "buyer" in a credit default contract may be obligated to pay the protection "seller" an upfront or a periodic stream of payments over the term of the contract, provided that no credit event on a reference obligation has occurred. If a credit event occurs, the seller generally must pay the buyer the "par value" (full notional value) of the swap in exchange for an equal face amount of deliverable obligations of the reference entity described in the swap, or the seller may be required to deliver the related net cash amount, if the swap is cash settled. The Fund may be either the buyer or seller in the transaction. If the Fund is a buyer and no credit event occurs, the Fund may recover nothing if the swap is held through its termination date. However, if a credit event occurs, the buyer generally may elect to receive the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As a seller, the Fund generally receives an upfront payment or a fixed rate of income throughout the term of the swap, which typically is between six (6) months and three years, provided that there is no credit event. If a credit event occurs, generally the seller must pay the buyer the full notional value of the swap in exchange for an equal face amount of deliverable obligations of the reference entity whose value may have significantly decreased. As the seller, the Fund would effectively add leverage to its portfolio because, in addition to its total net assets, the Fund would be subject to investment exposure on the notional amount of the swap.
Credit default swap agreements involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risks. The Fund will enter into credit default swap agreements only with counterparties the Investment Adviser believes to be creditworthy at the time they enter into such transactions. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller, coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. The Fund's obligations under a credit default swap agreement will be accrued daily (offset against any amounts owing to the Fund).
The Fund will at all times segregate or designate on its books and records in connection with each such transaction liquid assets or cash with a value at least equal to the Fund's exposure (any accrued but unpaid net amounts owed by the Fund to any counterparty) on a marked-to-market basis (as calculated pursuant to requirements of the SEC). If the Fund is a seller of protection in a credit default swap transaction, it will segregate or designate on its books and records in connection with such transaction liquid assets or cash with a value at least equal to the full notional amount of the contract. Such segregation or designation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction and will avoid any potential leveraging of the Fund's portfolio. Such segregation or designation will not limit the Fund's exposure to loss.
VRDOs and Participating VRDOs
VRDOs are tax-exempt obligations that contain a floating or variable interest rate adjustment formula and right of demand on the part of the holder thereof to receive payment of the unpaid principal balance plus accrued interest upon a short notice period not to exceed seven days. There is, however, the possibility that because of default or insolvency the demand feature of VRDOs and Participating VRDOs may not be honored. The interest rates are adjustable at intervals (ranging from daily to up to one year) to some prevailing market rate for similar investments, such adjustment formula being calculated to maintain the market value of the VRDOs, at approximately the par value of the VRDOs on the adjustment date. The adjustments typically are based upon the SIFMA Municipal Swap Index or some other appropriate interest rate adjustment index. The Fund may invest in all types of tax exempt instruments currently outstanding or to be issued in the future which satisfy its short term maturity and quality standards.
Participating VRDOs provide the Fund with a specified undivided interest (up to 100%) of the underlying obligation and the right to demand payment of the unpaid principal balance plus accrued interest on the Participating VRDOs from the financial institution upon a specified number of days' notice, not to exceed seven days. In addition, the Participating VRDO is backed by an irrevocable letter of credit or guaranty of the financial institution. The Fund would have an undivided interest in the underlying obligation and thus participate on the same basis as the financial institution in such obligation except that the financial institution typically retains fees out of the interest paid on the obligation for servicing the obligation, providing the letter of credit and issuing the repurchase commitment. It is contemplated that the Fund will not invest more than 20% of its assets in Participating VRDOs.
VRDOs that contain an unconditional right of demand to receive payment of the unpaid principal balance plus accrued interest on a notice period exceeding seven days may be deemed to be illiquid securities. The Directors may adopt guidelines and delegate to the Investment Adviser the daily function of determining and monitoring liquidity of such VRDOs.
The Temporary Investments, VRDOs and Participating VRDOs in which the Fund may invest will be in the following rating categories at the time of purchase: MIG-1/VMIG-1 through MIG-3/VMIG-3 for notes and VRDOs and Prime-1 through Prime-3 for commercial paper (as determined by Moody's), SP-1 through SP-2 for notes and A-1 through A-3 for VRDOs and commercial paper (as determined by S&P), or F-1 through F-3 for notes, VRDOs and commercial paper (as determined by Fitch). Temporary Investments, if not rated, must be of comparable quality in the opinion of the Investment Adviser. In addition, the Fund reserves the right to invest temporarily a greater portion of its assets in Temporary Investments for defensive purposes, when, in the judgment of the Investment Adviser, market conditions warrant.
Repurchase Agreements
The Fund may invest in securities pursuant to repurchase agreements. Repurchase agreements may be entered into only with a member bank of the Federal Reserve System or primary dealer or an affiliate thereof, in U.S. Government securities or an affiliate thereof. A repurchase agreement is a contractual agreement whereby the seller of securities agrees to repurchase the same security at a specified price on a future date agreed upon by the parties. The agreed-upon repurchase price determines the yield during the Fund's holding period. The risk to the Fund is limited to the ability of the issuer to pay the agreed-upon repurchase price on the delivery date; however, although the value of the underlying collateral at the time the transaction is entered into always equals or exceeds the agreed-upon repurchase price, if the value of the collateral declines there is a risk of loss of both principal and interest. In the event of default, the collateral may be sold but the Fund might incur a loss if the value of the collateral declines, and might incur disposition costs or experience delays in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon the collateral by the Fund may be delayed or limited.
In general, for federal income tax purposes, repurchase agreements are treated as collateralized loans secured by the securities "sold." Therefore, amounts earned under such agreements will not be considered tax exempt interest. The treatment of purchase and sales contracts is less certain.
Short Sales
The Fund may make short sales of securities. A short sale is a transaction in which the Fund sells a security it does not own in anticipation that the market price of that security will decline. The Fund may make short sales both as a form of hedging to offset potential declines in long positions in similar securities and in order to seek to enhance return.  When the Fund makes a short sale, it must borrow the security sold short and deliver collateral to the broker-dealer through which it made the short sale to cover its obligation to deliver the security upon conclusion of the sale. The Fund may have to pay a fee to borrow particular securities and is often obligated to pay over any payments received on such borrowed securities.
The Fund's obligation to replace the borrowed security will be secured by collateral deposited with the broker-dealer, usually cash or liquid securities similar to those borrowed. The Fund also will be required to segregate similar collateral with its custodian to the extent, if any, necessary so that the value of both collateral amounts in the aggregate is at all times equal to at least 100% of the current market value of the security sold short. Depending on arrangements made with the broker-dealer from which it borrowed the security regarding payment over any payments received by the Fund on such security, the Fund may not receive any payments (including interest) on its collateral deposited with such broker-dealer.
If the price of the security sold short increases between the time of the short sale and the time the Fund replaces the borrowed security, the Fund will incur a loss. Conversely, if the price declines, the Fund will realize a gain.  Any gain will be decreased, and any loss increased, by the transaction costs described above. Although the Fund's gain is limited to the price at which it sold the security short, its potential loss is theoretically unlimited.
The Fund also may make short sales "against the box." These transactions will involve either short sales of securities retained in the Fund's portfolio or securities which it has the right to acquire without the payment of further consideration
Investment in Other Investment Companies
The Fund may invest in other investment companies whose investment objectives and policies are consistent with those of the Fund. In accordance with the 1940 Act, the Fund may invest up to 10% of its total assets in securities of other investment companies. In addition, under the 1940 Act the Fund may not own more than 3% of the total outstanding voting stock of any investment company and not more than 5% of the value of the Fund's total assets may be invested in securities of any investment company.  The Fund has received an exemptive order from the Commission permitting it to invest in affiliated registered money market funds and in an affiliated private investment company without regard to such limitations, provided however, that in all cases the Fund's aggregate investment of cash in shares of such investment companies shall not exceed 25% of the Fund's total assets at any time. If the Fund acquires shares in investment companies, stockholders would bear both their proportionate share of expenses in the Fund (including management and advisory fees) and, indirectly, the expenses of such investment companies (including management and advisory fees).
Investment Restrictions
The following are fundamental investment restrictions of the Fund and may not be changed without the approval of the holders of a majority of the Fund's outstanding Common Shares and outstanding Preferred Shares, voting together as a single class, and a majority of the outstanding Preferred Shares, voting as a separate class (which for this purpose and under the 1940 Act means the lesser of (i) 67% of the shares of each class of capital stock represented at a meeting at which more than 50% of the outstanding shares of each class of capital stock are represented or (ii) more than 50% of the outstanding shares of each class of capital stock). The Fund may not:
1.	Make investments for the purpose of exercising control or management.
2.
Purchase or sell real estate, commodities or commodity contracts except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or       interests therein, and the Fund may purchase and sell financial futures contracts and options thereon.

3.	Issue senior securities or borrow money except as permitted by Section 18 of the 1940 Act.
4.	Underwrite securities of other issuers except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in selling portfolio securities.
5.
Make loans to other persons, except (i) the Fund shall not be deemed to be making a loan to the extent that the Fund purchases Municipal Bonds or other debt instruments or enters into repurchase agreements or any similar instruments and (ii) the Fund may lend its portfolio securities in an amount not in excess of 33 1/3% of its total assets, taken at market value, provided that such loans shall be made in accordance with the guidelines set forth herein.

6.
Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in a single industry; provided that, for purposes of this restriction, tax exempt securities of issuers that are states, municipalities or their political subdivisions are not considered to be the securities of issuers in any single industry.

Additional investment restrictions adopted by the Fund, which may be changed by the Board without stockholder approval, provide that the Fund may not:
a.
Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law. Applicable law currently prohibits the Fund from purchasing the securities of other investment companies except if immediately thereafter not more than (i) 3% of the total outstanding voting stock of such company is owned by the Fund, (ii) 5% of the Fund's total assets, taken at market value, would be invested in any one such company, (iii) 10% of the Fund's total assets, taken at market value, would be invested in such securities and provided that the Fund, together with other investment companies having the same investment adviser and companies controlled by such companies, owns not more than 10% of the total outstanding stock of any one closed-end investment company.

b.
Mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness,  any securities owned or held by the Fund except as may be necessary in connection with borrowings mentioned in investment restriction (3) above or except as may be necessary in connection with transactions described under "Other Investment Policies."

c.
Purchase any securities on margin, except that the Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities (the deposit or payment by the Fund of initial or variation margin in connection with financial futures contracts and options thereon is not considered the purchase of a security on margin).

d.
Change its policy of investing, under normal market conditions, at least 80% of the Fund's net assets (including assets acquired from the sale of preferred stock), plus the amount of any borrowings for investment purposes, in Municipal Bonds with a duration, as calculated by the Investment Adviser, of three to ten years, unless the Fund provides stockholders with at least 60 days' prior written notice of such change.

 If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentage resulting from changing values will not be considered a violation.

EXHIBIT A
To be completed by Tender and Paying Agent only –Check applicable box:
This is a Preliminary Notice of Purchase
This is a Final Notice of Purchase

NOTICE OF PURCHASE
[Date]
Bank of America, N.A.
One Bryant Park
1111 Avenue of the Americas, 9th Floor
New York, NY 10036
Attention:  Thomas Visone, Jason Strand, Todd Blasiak, Michael Jentis, Lisa Irizarry
Telephone:   (212) 449-7358 (Visone, Blasiak, Irizarry)
 (980) 386-4161 (Strand)
 (212) 449-8300 (Jentis)
Email:  thomas.visone@baml.com
jason.strand@bankofamerica.com
todd.blasiak@baml.com
lisa.m.irizarry@baml.com
michael.jentis@baml.com
DG.pfloats@baml.com

BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC.
100 Bellevue Parkway
Wilmington, DE 19809

Re:	BlackRock Muni New York Intermediate Duration Fund, Inc. - Series W-7 Variable Rate Demand Preferred Shares
Dear Ladies and Gentlemen:
Reference is made to the VRDP Shares Purchase Agreement dated as of March 15, 2019 (as heretofore amended, modified or supplemented, the "Agreement") between The Bank of New York Mellon, as the Tender and Paying Agent, and Bank of America, N.A., as the Liquidity Provider.  Capitalized terms used herein shall have the meanings given to them in or by reference to the Agreement.
Pursuant to Section 2.01(b) of the Agreement, the undersigned [Tender and Paying Agent] [Beneficial Owner] [Agent Member of a Beneficial Owner] [Holder] hereby notifies you of [number] VRDP Shares (CUSIP [ ]) to be purchased by you today (the "Purchase Date") pursuant to Section 2.02 of the Agreement.  The aggregate Purchase Price of such VRDP Shares is _________ dollars ($_________).  Of such aggregate Purchase Price, __________ dollars ($_________) comprises the aggregate liquidation preference of such VRDP Shares and __________ dollars ($__________) comprises accumulated but unpaid dividends on such VRDP Shares to and including the Purchase Date.

The Purchase Price should be provided in immediately available funds to:
[Insert Appropriate Wire Instructions for the Tender and Paying Agent]
[If there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations:]
[Insert Appropriate Wire Instructions]
Very truly yours,
The Bank of New York Mellon, as Tender and Paying Agent
By:
Name:
Title:
[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]
In the case of a Beneficial Owner:
By:
Name:
Title:
[Address of Beneficial Owner]
[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]
In the case of an Agent Member of a Beneficial Owner:
By:
Name:
Title:
[Address of Agent Member of a Beneficial Owner]
[To be executed only if there is no Tender and Paying Agent or the Tender and Paying Agent does not perform its obligations]

In the case of a Holder:
By:
Name:
Title:
[Address of Holder]

EXHIBIT B
BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")
CUSIP NO. 09255F3071
MANDATORY PURCHASE NOTICE
In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares, dated September 13, 2011 (the "Articles Supplementary"), the Fund hereby notifies Holders and the Liquidity Provider of the Mandatory Purchase of the Outstanding VRDP Shares for purchase by the Liquidity Provider on the Mandatory Purchase Date specified below due to the occurrence of the following Mandatory Purchase Event:
The termination of the VRDP Shares Purchase Agreement prior to or on a Scheduled Termination Date where:
(i)
 at least fifteen (15) days prior to any such termination, the Liquidity Provider has not agreed to an extension or further extension of the Scheduled Termination Date to a date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement currently in effect;

(ii)
 at least fifteen (15) days prior to such termination, the Fund has not obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Scheduled Termination Date of the VRDP Shares Purchase Agreement being replaced; or

(iii)
 by the fifteenth (15th) day prior to a Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, the Fund has not obtained and delivered to the Tender and Paying Agent an Alternate VRDP Shares Purchase Agreement with a termination date not earlier than 180 days from the Liquidity Provider Ratings Event Termination Date or Related Party Termination Date, as the case may be, of the VRDP Shares Purchase Agreement being replaced.

The Mandatory Purchase Date for purchase of all Outstanding VRDP Shares by the Liquidity Provider will be ___________, 20__.
All Outstanding VRDP Shares will be automatically subject to Mandatory Purchase by the Liquidity Provider at the Purchase Price on the Mandatory Purchase Date, including any VRDP Shares tendered pursuant to an Optional Tender or Mandatory Tender for which the Purchase Date has not yet occurred.
In the event that VRDP Shares are issued in certificated form outside the book-entry system of the Securities Depository and a Holder fails to deliver any VRDP Shares to which the Mandatory Purchase relates, on or prior to the Mandatory Purchase Date, and the Holder of such VRDP Shares will not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered VRDP Shares as of the scheduled Purchase Date.  Any such undelivered VRDP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered VRDP Shares.  Any monies held by the Tender and Paying Agent for the purchase of undelivered VRDP Shares shall be held in a separate account, shall not be invested, and shall be held for the exclusive benefit of the Holder of such undelivered VRDP Shares.  The undelivered VRDP Shares shall be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser a replacement VRDP Shares certificate in lieu of such undelivered VRDP Shares.
The Final Notice of Purchase to the Liquidity Provider will automatically be deemed given upon the delivery of this Mandatory Purchase Notice to the Liquidity Provider as provided in the VRDP Shares Purchase Agreement.
The Mandatory Purchase Notice shall be conclusively presumed to have been duly given, whether or not the Holders receive this notice.
Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary
Dated:

BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC.
By:
Name:
Title:

[1]
NOTE:   Neither the Fund nor the Tender and Paying Agent shall be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRDP Shares certificate.  It is included solely as a convenience to Holders of VRDP Shares.

EXHIBIT C
BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC. (THE "FUND")
SERIES W-7
VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")
NOTICE OF TENDER
Note:
The substance of this notice must be given by the Beneficial Owner or its Agent Member to The Bank of New York Mellon, as Tender and Paying Agent (the "Tender and Paying Agent"), appointed under the Amended and Restated Tender and Paying Agent Agreement, dated as of March 15, 2019, between BlackRock Muni New York Intermediate Duration Fund, Inc. and the Tender and Paying Agent, in the manner provided in Schedule 1 hereto by email transmission (or if email transmission shall be unavailable, by facsimile transmission) at or prior to 2:00 p.m., New York City time, on any Business Day.  Any Notice of Tender delivered after 2:00 p.m., New York City time, will be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day and the Purchase Date specified in this Notice of Tender will be adjusted such that the Purchase Date shall be the next succeeding Business Day following the Purchase Date specified in this Notice of Tender.  The determination of the Tender and Paying Agent as to whether a Notice of Tender has been properly delivered shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

TO:	The Bank of New York Mellon, as Tender and Paying Agent

1. In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of VRDP Shares, dated September 13, 2011, (the "Articles Supplementary"), the undersigned, ____________________, [Beneficial Owner] [Agent Member of the Beneficial Owner] of the following VRDP Shares:
VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Tendered[2]
09255F307

hereby notifies you of the election by the Beneficial Owner of the referenced VRDP Shares to tender such VRDP Shares for purchase in the amount set forth above on the Purchase Date specified below, which is a Business Day and a date on which such VRDP Shares are subject to Optional Tender for purchase pursuant to a notice given on the date hereof.  Such Purchase Date shall be on any day not less than seven (7) days (or, if such day is not a Business Day, on the next succeeding Business Day) after delivery of this Notice of Tender.
Purchase Date:
The name and DTC Participant No. of the Agent Member tendering on behalf of the Beneficial Owner is:

Name of Agent Member:
DTC Participant No. of Agent Member:
Name of Beneficial Owner:
Beneficial Owner's account number:

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:
Name:
Telephone No:
Email address:

The Beneficial Owner or its Agent Member acknowledges and agrees that the Person or Persons to whom or to whose order the Purchase Price of the tendered VRDP Shares is to be paid is/are the same as identified above.
2. The undersigned acknowledges the obligation of the tendering Beneficial Owner to deliver the VRDP Shares that are the subject of this Notice of Tender (that has not been duly revoked in accordance with the procedures referenced in Item 5 below) on or before 2:00 p.m., New York City time on the Purchase Date, and, in accordance with such obligation, the undersigned hereby undertakes to deliver or to cause to be delivered the VRDP Shares being sold [directly] or [through an Agent Member] to the Tender and Paying Agent, through the "funds against delivery" procedures of the Securities Depository, no later than 2:00 p.m., New York City time, on the Purchase Date.  The undersigned hereby also assigns and transfers and directs the Securities Depository or its nominee or the Tender and Paying Agent to transfer the tendered VRDP Shares to the purchaser in accordance with the procedures described under the caption "Remarketing" in the Remarketing Memorandum, dated [ ], [ ], (the "Remarketing Memorandum"), relating to the VRDP Shares, and otherwise according to the Securities Depository's procedures, in exchange for the payment of the Purchase Price thereof on the Purchase Date.
3. The undersigned confirms its agreement that it hereby transfers to the purchaser of the VRDP Shares tendered pursuant to this Notice of Tender the right to receive from the Fund any dividends declared and unpaid for each day prior to the purchaser becoming the Beneficial Owner of the VRDP Shares in exchange for payment of the Purchase Price for such VRDP Shares by the purchaser.
4. The undersigned hereby represents and warrants for the benefit of the Tender and Paying Agent, the Remarketing Agent, the Liquidity Provider and the Fund that the undersigned has full power and authority to tender, exchange, assign and transfer the VRDP Shares to be tendered hereby, and that the transferee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are tendered.
5. The undersigned acknowledges that this Notice of Tender is irrevocable and effective upon the receipt by the Tender and Paying Agent, except that a Notice of Revocation to tender any or all of the VRDP Shares specified in this Notice of Tender may be delivered by email transmission (or if email transmission shall be unavailable, by facsimile transmission) to the Tender and Paying Agent, not later than 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date; provided, that the revocation will be effective only to the extent set forth in the Remareketing Memorandum.
6. Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.
Dated:

[Complete applicable signature block below.]

Print name of Beneficial Owner
By:
Name:
Title:
[OR]

Print name of Agent Member
By:
Name:
Title:

2VRDP Shares may be tendered only in denominations of $100,000 and integral multiples thereof.

SCHEDULE 1
NOTICE OF TENDER DELIVERY INFORMATION FOR
THE TENDER AND PAYING AGENT AND
FOR THE REMARKETING AGENT

This Notice of Tender must be delivered by the Beneficial Owner or its Agent Member to The Bank of New York Mellon (the "Tender and Paying Agent") by email transmission at the email address listed below or such other email address as the Tender and Paying Agent shall designate, (or if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Tender and Paying Agent shall designate) at or prior to 2:00 p.m., New York City time, on any Business Day.  If this Notice of Tender is delivered after 2:00 p.m., New York City time, it will be deemed to have been received by the Tender and Paying Agent on the next succeeding Business Day, and the Purchase Date will be adjusted such that the Purchase Date will be the Business Day next succeeding the date specified as the Purchase Date in this Notice of Tender:
The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
240 Greenwich Street
Floor 7 East
New York, New York 10286
Email:  BlackRockTenders@bnymellon.com
Fax:  (212) 815-2830 (only if email transmission is unavailable)
This Notice of Tender shall not be deemed to be delivered unless and until the Tender and Paying Agent actually receives it by the above-described means.

EXHIBIT D
BLACKROCK MUNI NEW YORK INTERMEDIATE DURATION FUND, INC. (THE "FUND")
SERIES W-7 VARIABLE RATE DEMAND PREFERRED SHARES ("VRDP Shares")
NOTICE OF REVOCATION
Note:
The substance of this notice must be given to The Bank of New York Mellon (the "Tender and Paying Agent"), in the manner provided in Schedule 1 hereto by email transmission (or if email transmission shall be unavailable, by facsimile transmission), at or prior to 10:00 a.m., New York City time, on or prior to the Business Day immediately preceding the Purchase Date.

2. In accordance with the Fund's Articles Supplementary Establishing and Fixing the Rights and Preferences of Variable Rate Demand Preferred Shares ("VRDP Shares") dated September 13, 2011 (the "Articles Supplementary"), the undersigned [Beneficial Owner] or [Agent Member of the Beneficial Owner] delivered to the Tender and Paying Agent on ___________  __, _____ a Notice of Tender (the "Notice of Tender") in connection with an Optional Tender relating to the following VRDP Shares:
VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Tendered[3]
09255F307

and specifying the following additional information applicable to such Optional Tender and Notice of Tender:
Purchase Date:
The name and DTC Participant No. of the Agent Member tendering on behalf of the Beneficial Owner is:
Name of Agent Member:
DTC Participant No. of Agent Member:
Name of Beneficial Owner:
Beneficial Owner's account number:

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:
Name:
Telephone No:
Email address:

3. The undersigned, ____________________, [Beneficial Owner] [Agent Member of the Beneficial Owner] hereby requests revocation of the following number of VRDP Shares that were the subject of the Notice of Tender:
VRDP Shares Series	CUSIP Number	Number of VRDP Shares to be Revoked[4]
09255F307

4. The undersigned hereby acknowledges that this Notice of Revocation shall only be effective as a revocation of the Optional Tender of such number of VRDP Shares that are the subject of the Notice of Tender if all of the following conditions are met:
(i)	the Remarketing Agent has not entered into an agreement to sell such VRDP Shares; and
(ii)
 this Notice of Revocation is received by the Tender and Paying Agent by email transmission (or if email transmission shall be unavailable, by facsimile transmission) not later than 10:00 a m., New York City time, on the Business Day immediately preceding the Purchase Date.

5. The undersigned hereby acknowledges that this Notice of Revocation is irrevocable.
6. The undersigned acknowledges that this Notice of Revocation shall be effective to revoke the number of VRDP Shares requested to be revoked hereby only if and to the extent that the Remarketing Agent has so determined the effectiveness of such revocation with respect to such number of VRDP Shares (as evidenced by the Remarketing Agent below) and, to the extent not so effective, the Beneficial Owner (or its Agent Member on its behalf) continues to be obligated to tender such VRDP Shares for purchase for Optional Tender pursuant to and in accordance with the terms and conditions of the Notice of Tender.
7. Terms used herein and not otherwise defined shall have the meanings given to such terms in the Articles Supplementary.
Dated:

[Complete applicable signature block below.]

Print name of Beneficial Owner
By:
Name:
Title:
[OR]

Print name of Agent Member
By:
Name:
Title:

3VRDP Shares may be tendered only in denominations of $100,000 and integral multiples thereof.
4VRDP Shares may be revoked only in denominations of $100,000 and integral multiples thereof.

Extent to which this Notice of Revocation is Effective
The undersigned Remarketing Agent has determined in accordance with the Remarketing procedures set forth in the Remarketing Memorandum that the foregoing Notice of Revocation is effective for the following number of VRDP Shares that are the subject of the Notice of Tender:  _______VRDP Shares.
[●]
By:
Name:
Title:

Dated:

SCHEDULE 1
NOTICE OF REVOCATION DELIVERY INFORMATION FOR THE TENDER AND PAYING AGENT
This Notice of Revocation must be delivered by the Beneficial Owner or its Agent Member to The Bank of New York Mellon (the "Tender and Paying Agent") by email transmission at the email address listed below or such other email address as the Tender and Paying Agent shall designate, (or if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Tender and Paying Agent shall designate) at or prior to 10:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Date:
The Bank of New York Mellon
Corporate Trust Division
Dealing and Trading Group
240 Greenwich Street
Floor 7 East
New York, New York  10286
Email:  BlackRockTenders@bnymellon.com
Fax:  (212) 815-2830 (only if email transmission is unavailable)